                                                                     Exhibit 4.1

                                                     EXECUTION COPY



        ___________________________________________________________
        ___________________________________________________________







                             OCTEL DEVELOPMENTS PLC

                                     Issuer



                                  OCTEL CORP.

                                   Guarantor



                           10% Senior Notes due 2006




                              ____________________


                                   INDENTURE


                            Dated as of May 1, 1998


                             _____________________



                       IBJ SCHRODER BANK & TRUST COMPANY

                                    Trustee





        ___________________________________________________________
        ___________________________________________________________

                             CROSS-REFERENCE TABLE

  TIA                                                                         Indenture
Section                                                                        Section
310(a)(1) ..................................................................    7.10
   (a)(2) ..................................................................    7.10
   (a)(3) ..................................................................    N.A.
   (a)(4) ..................................................................    N.A.
   (b)    ..................................................................    7.08; 7.10
   (c)    ..................................................................    N.A.
311(a)    ..................................................................    7.11
   (b)    ..................................................................    7.11
   (c)    ..................................................................    N.A.
312(a)    ..................................................................    2.05
   (b)    ..................................................................    13.03
   (c)    ..................................................................    13.03
313(a)    ..................................................................    7.06
   (b)(1) ..................................................................    N.A.
   (b)(2) ..................................................................    7.06
   (c)    ..................................................................    13.02
   (d)    ..................................................................    7.06
314(a)    ..................................................................    4.02;
                                                                                4.14; 13.02
   (b)    ..................................................................    N.A.
   (c)(1) ..................................................................    13.04
   (c)(2) ..................................................................    13.04
   (c)(3) ..................................................................    N.A.
   (d)    ..................................................................    N.A.
   (e)    ..................................................................    13.05
   (f)    ..................................................................    4.14
315(a)    ..................................................................    7.01
   (b)    ..................................................................    7.05; 13.02
   (c)    ..................................................................    7.01
   (d)    ..................................................................    7.01
   (e)    ..................................................................    6.11
316(a)(last sentence)   ....................................................    13.06
   (a)(1)(A) ...............................................................    6.05
   (a)(1)(B) ...............................................................    6.04
   (a)(2)    ...............................................................    N.A.
   (b)       ...............................................................    6.07
317(a)(1) ..................................................................    6.08
   (a)(2) ..................................................................    6.09
   (b)    ..................................................................    2.04
   318(a) ..................................................................    13.01


                     N.A. means Not Applicable.


__________________

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

                               TABLE OF CONTENTS

                                   ARTICLE 1

                   Definitions and Incorporation by Reference

SECTION 1.01.  Definitions..................................................   1
SECTION 1.02.  Other Definitions............................................  30
SECTION 1.03.  Incorporation by Reference of Trust Indenture Act............  31
SECTION 1.04.  Rules of Construction........................................  31

                                   ARTICLE 2

                                 The Securities

SECTION 2.01.  Form and Dating..............................................  32
SECTION 2.02.  Execution and Authentication.................................  32
SECTION 2.03.  Registrar and Paying Agent...................................  33
SECTION 2.04.  Paying Agent To Hold Money in Trust..........................  34
SECTION 2.05.  Securityholder Lists.........................................  34
SECTION 2.06.  Transfer and Exchange........................................  34
SECTION 2.07.  Replacement Securities.......................................  34
SECTION 2.08.  Outstanding Securities.......................................  35
SECTION 2.09.  Temporary Securities.........................................  35
SECTION 2.10.  Cancellation.................................................  35
SECTION 2.11.  Defaulted Interest...........................................  35
SECTION 2.12.  CUSIP Numbers and ISIN Numbers...............................  35
SECTION 2.13.  Registration, Registration of Transfer and Exchange..........  37
SECTION 2.14.  Payment of Interest; Interest Rights Preserved...............  43

                                   ARTICLE 3

                                   Redemption

SECTION 3.01.  Notice to Trustee............................................  45
SECTION 3.02.  Selection of Securities To Be Redeemed.......................  45
SECTION 3.03.  Notice of Redemption.........................................  45
SECTION 3.04.  Effect of Notice of Notice of Redemption.....................  48
SECTION 3.05.  Deposit of Redemption Price..................................  48
SECTION 3.06.  Securities Redeemed in Part..................................  48

                                   ARTICLE 4

                                   Covenants

SECTION 4.01.  Payment of Securities........................................  48
SECTION 4.02.  SEC Reports..................................................  49
SECTION 4.03.  Limitation on Consolidated Indebtedness......................  49
SECTION 4.04.  Limitation on Restricted Payments............................  50
SECTION 4.05.  Limitation on Restrictions on Distributions from Restricted
                 Subsidiaries...............................................  54
SECTION 4.06.  Limitation on Sales of Assets and Subsidiary Stock...........  55
SECTION 4.07.  Limitation on Affiliate Transactions.........................  59
SECTION 4.08.  Limitation on the Sale or Issuance of Capital Stock of
                 Restricted Subsidiaries....................................  60
SECTION 4.09.  Change of Control............................................  61
SECTION 4.10.  Limitation on Liens..........................................  63
SECTION 4.11.  Limitation on Sale/Leaseback Transactions....................  63
SECTION 4.12.  Limitations on Lines of Business.............................  64
SECTION 4.13.  Additional Amounts...........................................  64
SECTION 4.14.  Compliance Certificate.......................................  67
SECTION 4.15.  Further Instruments and Acts.................................  67

                                   ARTICLE 5

                               Successor Company

SECTION 5.01.  When Parent and Company May Merge or Transfer Assets.........  67

                                   ARTICLE 6

                             Defaults and Remedies

SECTION 6.01.  Events of Default............................................  69
SECTION 6.02.  Acceleration.................................................  72
SECTION 6.03.  Other Remedies...............................................  73
SECTION 6.04.  Waiver of past Defaults......................................  73
SECTION 6.05.  Control by Majority..........................................  73
SECTION 6.06.  Limitation on Suits..........................................  74
SECTION 6.07.  Rights of Holders to Receive Payment.........................  74
SECTION 6.08.  Collection Suit by Trustee...................................  74
SECTION 6.09.  Trustee May File Proofs of Claim.............................  74
SECTION 6.10.  Priorities...................................................  75
SECTION 6.11.  Undertaking for Costs........................................  75
SECTION 6.12.  Waiver of Stay or Extension Laws.............................  76

                                   ARTICLE 7

                                    Trustee

SECTION 7.01.  Duties of Trustee ........................................  76
SECTION 7.02.  Rights of Trustee ........................................  77
SECTION 7.03.  Individual Rights of Trustee .............................  78
SECTION 7.04.  Trustee's Disclaimer .....................................  78
SECTION 7.05.  Notice of Defaults .......................................  79
SECTION 7.06.  Reports by Trustee to Holders ............................  79
SECTION 7.07.  Compensation and Indemnity ...............................  79
SECTION 7.08.  Replacement of Trustee ...................................  80
SECTION 7.09.  Successor Trustee by Merger ..............................  81
SECTION 7.10.  Eligibility; Disqualification ............................  81
SECTION 7.11.  Preferential Collection of Claims Against Company.........  82

                                   ARTICLE 8

                       Discharge of Indenture; Defeasance

SECTION 8.01.  Discharge of Liability on Securities; Defeasance .........  82
SECTION 8.02.  Conditions to Defeasance .................................  83
SECTION 8.03.  Application of Trust Money ...............................  85
SECTION 8.04.  Repayment to Company .....................................  85
SECTION 8.05.  Indemnity for Government Obligations .....................  85
SECTION 8.06.  Reinstatement ............................................  85

                                   ARTICLE 9

                                   Amendments

SECTION 9.01.  Without Consent of Holders ...............................  86
SECTION 9.02.  With Consent of Holders ..................................  87
SECTION 9.03.  Compliance with Trust Indenture Act ......................  88
SECTION 9.04.  Revocation and Effect of Consents and Waivers ............  88
SECTION 9.05.  Notation on or Exchange of Securities ....................  89
SECTION 9.06.  Trustee to Sign Amendments ...............................  89
SECTION 9.07.  Payment for Consent ......................................  89


                                   ARTICLE 10

                                Payment Blockage

SECTION 10.01.   Default on Bank Indebtedness ..................... 90
SECTION 10.02.   Acceleration of Payment of Securities ............ 91
SECTION 10.03.   Relative Rights .................................. 91
SECTION 10.04.   Payment Blockage May Not Be Impaired by Company .. 91
SECTION 10.05.   Notice to Representative ......................... 91
SECTION 10.06.   Article 10 Not to Prevent Events of Default or
                   Limit Right to Accelerate ...................... 91
SECTION 10.07.   Trust Moneys Not Subject to Payment Blockage ..... 91


                                   ARTICLE 11

                                Parent Guaranty

SECTION 11.01.   Guarantee ........................................ 92
SECTION 11.02.   Successors and Assigns ........................... 94
SECTION 11.03.   No Waiver ........................................ 94
SECTION 11.04.   Modification ..................................... 95


                                   ARTICLE 12

                      Payment Blockage of Parent Guaranty

SECTION 12.01.   Default on Bank Indebtedness ..................... 95
SECTION 12.02.   Demand for Payment of Securities ................. 96
SECTION 12.03.   Relative Rights .................................. 96
SECTION 12.04.   Payment Blockage May Not Be Impaired by Parent ... 96
SECTION 12.05.   Notice to Representative ......................... 96
SECTION 12.06.   Article 12 Not to Prevent Defaults under Parent
                   Guaranty or Limit Right to Demand Payment ...... 96


                                   ARTICLE 13

                                 Miscellaneous

SECTION 13.01.   Trust Indenture Act Controls ..................... 97
SECTION 13.02.   Notices .......................................... 97
SECTION 13.03.   Communication by Holders with Other Holders ...... 99
SECTION 13.04.   Certificate and Opinion as to


                Conditions Precedent.......................................   99
SECTION 13.05.  Statements Required in Certificate or Opinion..............   99
SECTION 13.06.  When Securities Disregarded................................  100
SECTION 13.07.  Rules by Trustee, Paying Agent and Registrar...............  100
SECTION 13.08.  Legal Holidays.............................................  100
SECTION 13.09.  Governing Law..............................................  100
SECTION 13.10.  No Recourse Against Others.................................  100
SECTION 13.11.  Successors.................................................  100
SECTION 13.12.  Multiple Originals.........................................  101
SECTION 13.13.  Table of Contents; Headings................................  101

                                   ARTICLE 14

                                 Security Forms

SECTION 14.01.  Forms Generally............................................  101
SECTION 14.02.  Form of Face of Security...................................  103
SECTION 14.03.  Form of Reverse of Security................................  110
SECTION 14.04.  Form of Trustee's Certificate of Authentication............  116

EXHIBIT A -- Form of Exchange Security or Private Exchange Security

ANNEX A -- Form of Regulation S Certificate
ANNEX B -- Form of Restricted Securities Certificate
ANNEX C -- Form of Unrestricted Securities Certificate

                         INDENTURE dated as of May 1, 1998, among OCTEL
                    DEVELOPMENTS PLC, a company organized under the laws of England and Wales (the "Company"), OCTEL CORP., a Delaware corporation (the "Guarantor" or "Parent"), and IBJ SCHRODER BANK & TRUST COMPANY, a New York banking corporation, as trustee (the "Trustee").


     Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company's 10% Senior Notes due 2006 (the "Initial Securities") and, if and when issued pursuant to a registered exchange for Initial Securities, the Company's 10% Senior Notes due 2006 (the "Exchange Securities") and if and when issued pursuant to a private exchange for Initial Securities, the Company's 10% Senior Notes due 2006 (the "Private Exchange Securities", together with the Exchange Securities and the Initial Securities, the "Securities"):


                                   ARTICLE 1

                   Definitions and Incorporation by Reference


     SECTION 1.01.  Definitions.


     "Additional Assets" means (i) any property or assets (other than Indebtedness and Capital Stock) in a Related Business; (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or (iii) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; provided, however, that any such Restricted Subsidiary described in clauses (ii) or (iii) above is primarily engaged in a Related Business.

     "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of

Sections 4.04, 4.06 and 4.07 only, "Affiliate" shall also mean any beneficial owner of Capital Stock representing 5% or more of the total voting power of the Voting Stock (on a fully diluted basis) of Parent or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

     "Agent Member" means any member of, or participant in, the Depositary.

     "Applicable Procedures" means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Security, Euroclear and Cedel, in each case to the extent applicable to such transaction and as in effect from time to time.

     "Asset Disposition" means any sale, lease (other than operating leases entered into in the ordinary course of business), transfer or other disposition (or series of related sales, leases, transfers or dispositions) by Parent or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of (i) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than Parent or a Restricted Subsidiary), (ii) all or substantially all the assets of any division or line of business of Parent or any Restricted Subsidiary or (iii) any other assets of Parent or any Restricted Subsidiary outside of the ordinary course of business of Parent or such Restricted Subsidiary; provided, however, that Asset Disposition shall not include (A) a disposition by a Restricted Subsidiary to Parent or by Parent or a Restricted Subsidiary to a Restricted Subsidiary, (B) for purposes of Section 4.06 only, a disposition that constitutes a Restricted Payment permitted by Section 4.04, (C) disposition of assets with a fair market value of less than $250,000, (D) the disposition of all or substantially all of the assets of Parent or the Company as permitted under Article V, (E) the factoring of accounts receivable arising in the ordinary course of business pursuant to arrangements customary in the industry, (F) the licensing of intellectual property and (G) disposals or replacements of obsolete, uneconomical, negligible, worn out or surplus property in the ordinary course of business.

     "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Securities, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

     "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

     "Bank Indebtedness" means all Obligations pursuant to the Credit
Agreement.

     "Banks" has the meaning specified in the Credit Agreement.

     "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board; provided, however, that "Board of Directors" means the Board of Directors of Parent when designated as such.

     "Book-Entry Depositary" means The Industrial Bank of Japan (Luxembourg) S.A. in its capacity as book-entry depositary pursuant to the terms of the Deposit Agreement, until a successor Book-Entry Depositary shall have become such pursuant to the terms of the Deposit Agreement, and thereafter "Book-Entry Depositary" shall mean such successor Book-Entry Depositary.

     "Business Day" means each day which is not a Legal Holiday.

     "Capital Lease Obligations" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

     "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

     "Change of Control" means the occurrence of any of the following events:

           (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (i) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 40% of the total voting power of the Voting Stock of Parent; provided that a Change of Control shall be deemed not to have occurred where (through a merger, consolidation or other transaction) Parent becomes a Wholly Owned Subsidiary of a holding company substantially all of the Voting Stock of which is held by shareholders of Parent immediately prior to such transaction (a "Parent Reorganization");

           (ii) individuals who on the Issue Date constituted the Board of Directors of the Company or Parent, as the case may be (together with any new directors whose election by such Board of Directors of the Company or Parent, as the case may be, or whose nomination for election by the shareholders of the Company or Parent, as the case may be, was approved by a vote of 66 2/3% of the directors of the Company or Parent, as the case may be, then still in office who were either directors on the Issue Date or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of the Board of Directors of the Company or Parent, as the case may be, then in office;

           (iii) the merger or consolidation of Parent with or into another Person or the merger of another Person with or into Parent, or the sale of all or substantially all the assets of Parent to another Person, and, in the case of any such merger or consolidation, the securities of Parent that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of Parent are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving corporation that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving corporation; provided that a Change of Control shall be deemed not to have occurred solely as a result of a Parent Reorganization;

           (iv) the failure at any time by (A) Parent to beneficially own (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, 100% of the Voting Stock of the Company and, after the occurrence of the Spinoff, Octel or (B) the Company to beneficially own (as so defined), directly or indirectly, at least 98.78% of Octel; or

           (v) the adoption of a plan relating to the liquidation or dissolution of Parent or the Company.

     For the avoidance of doubt, the occurrence of the Spinoff shall not constitute a Change of Control.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Comparable Treasury Issue" means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities.

     "Comparable Treasury Price" means with respect to any Redemption Date for the Securities (i) the average of three Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such quotations.

     "Consolidated Debt to EBITDA Ratio" as of any date of determination means the ratio of (i) the aggregate amount of Indebtedness of Parent and its Restricted Subsidiaries calculated on a consolidated basis as of the end of the most recent fiscal quarter for which financial statements are publicly available prior to the date of such determination (such fiscal quarter being herein called the "most recent fiscal quarter") to (ii) EBITDA for the four consecutive fiscal quarters ending with the most recent fiscal quarter for which financial statements are publicly available (the "Reference Period"); provided, however, that

           (1) if Parent or any Restricted Subsidiary has Incurred any Indebtedness since the end of the Reference Period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Debt to EBITDA Ratio is an Incurrence of Indebtedness, the amount of such Indebtedness shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been outstanding as of the end of the most recent fiscal quarter and to the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such new Indebtedness had been Incurred and such other Indebtedness had been discharged as of the end of such fiscal quarter;

           (2) if Parent or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness that was outstanding as of the end of the most recent fiscal quarter or if any Indebtedness that was outstanding as of the end of the most recent fiscal quarter is to be repaid, repurchased, defeased or otherwise discharged on the date of the transaction giving rise to the need to calculate the Consolidated Debt to EBITDA Ratio (other than, in each case, Indebtedness Incurred under any revolving credit agreement unless such Indebtedness has been permanently repaid and has not been replaced), the aggregate amount of Indebtedness shall be calculated on a pro forma basis as if such discharge has occurred as of the end of the most recent fiscal quarter and EBITDA shall be calculated as if Parent or such Restricted Subsidiary had not earned the interest income, if any, actually earned during the Reference Period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness;

           (3) if since the beginning of the Reference Period (including on the date of the transaction giving rise to the need to calculate the Consolidated Debt to EBITDA Ratio) Parent or any Restricted Subsidiary shall have made any Asset Disposition, the EBITDA for the Reference Period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for the Reference Period or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for the Reference Period;

           (4) if since the beginning of the Reference Period (including on the date of the transaction giving rise to the need to calculate the Consolidated Debt to EBITDA Ratio) Parent or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets which constitutes all or substantially all of an operating unit of a business, EBITDA for the Reference Period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of the Reference Period (and irrespective of the method (purchase or pooling) of accounting for such Investment or acquisition of assets); and

           (5) if since the beginning of the Reference Period (including on the date of the transaction giving rise to the need to calculate the Consolidated Debt to EBITDA Ratio) any Person (that subsequently became a Restricted Subsidiary or was merged with or into Parent or any Restricted Subsidiary since the beginning of such Reference Period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by Parent or a Restricted Subsidiary during the Reference Period, EBITDA for the Reference Period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of the Reference Period.

For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of EBITDA relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of Parent. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest of such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).

     "Consolidated Interest Expense" means, for any period, the total interest expense of Parent and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent incurred by Parent or its Restricted Subsidiaries, without duplication, (i) interest expense attributable to capital leases and the interest expense attributable to leases constituting part of a Sale/Leaseback Transaction, (ii) amortization of debt discount and debt issuance cost, (iii) capitalized interest, (iv) non-cash interest expenses, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (vi) net costs associated with Hedging Obligations (including amortization of fees),
(vii) Preferred Stock dividends (other than dividends paid in Capital Stock of Parent (other than Disqualified Stock)) in respect of all Preferred Stock of Parent or a Restricted Subsidiary held by Persons other than Parent or a Wholly Owned Subsidiary, (viii) interest incurred in connection with Investments in discontinued operations, (ix) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by (or secured by the assets of) Parent or any Restricted Subsidiary and (x) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than Parent) in connection with Indebtedness Incurred by such plan or trust.

     "Consolidated Net Income" means, for any period, the net income of Parent and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:

           (i) any net income of any Person (other than Parent) if such Person is not a Restricted Subsidiary, except that (A) subject to the exclusion contained in clause (iv) below, Parent's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to Parent or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (iii) below) and (B) Parent's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income;

           (ii) any net income (or loss) of any Person acquired by Parent or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

           (iii) any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to Parent; provided, however, that (A) subject to the exclusion contained in clause (iv) below, Parent's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to Parent or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause) and (B) Parent's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income; provided further, however, that, for purposes of determining whether an Incurrence of Indebtedness (1) by Parent will be permitted pursuant to Section 4.03, the entire net income of each Restricted Subsidiary that is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions to Parent will be included in determining Consolidated Net Income so long as the agreements or instruments imposing such restrictions (including with respect to the Indebtedness being Incurred) permit such Restricted

      Subsidiary to pay dividends or make distributions sufficient to pay interest on the Indebtedness being Incurred and any other Indebtedness of Parent in existence as of the date of determination and (2) by a Restricted Subsidiary (including the Company) (the "Borrowing Subsidiary") will be permitted pursuant to Section 4.03, the entire net income of the Borrowing Subsidiary will be included in determining Consolidated Net Income and the entire net income of each Restricted Subsidiary that is a Subsidiary of the Borrowing Subsidiary and that is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions to Parent will be included in determining Consolidated Net Income so long as the agreements or instruments imposing such restrictions (including with respect to the Indebtedness being Incurred) permit such Restricted Subsidiary to pay dividends or make distributions sufficient to pay interest on the Indebtedness being Incurred and any other Indebtedness of the Borrowing Subsidiary and Indebtedness of Parent in existence as of the date of determination;

           (iv) any gain (but not loss) realized upon the sale or other disposition of any assets of Parent, its consolidated Subsidiaries or any other Person (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain (but not loss) realized upon the sale or other disposition of any Capital Stock of any Person together with any related tax effects according to GAAP associated with the foregoing;

           (v)  extraordinary gains or losses; and

           (vi)  the cumulative effect of a change in accounting principles.

           "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of Parent and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of Parent ending at least 45 days prior to the taking of any action for the purpose of which the determination is being made, as (i) the par or stated value of all outstanding Capital Stock of Parent plus (ii) paid-in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

      "Credit Agreement" means the Facility Agreement dated April 27, 1998, by and among Octel, certain of its Subsidiaries, the lenders referred to therein, and Goldman Sachs Credit Partners, L.P. and Barclays Bank PLC, as joint arrangers and joint syndication agents, together with the related documents thereto (including the term loans and revolving loans thereunder, any guarantees and security documents), as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement (and related document) governing Indebtedness incurred to refund or refinance, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such Credit Agreement or a successor Credit Agreement, whether by the same or any other lender or group of lenders.

      "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement designed to protect such Person against fluctuations in currency values.

      "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

      "Deposit Agreement" means the Note Deposit Agreement, dated as of the date hereof, between the Company, the Guarantor and The Industrial Bank of Japan (Luxembourg) S.A., as Book-Entry Depositary, with respect to the Global Securities, as amended from time to time in accordance with the terms thereof.

      "Depositary" means, with respect to the Securities issuable or issued in whole or in part in the form of one or more Global Securities, The Depository Trust Company for so long as it shall be a clearing agency registered under the Exchange Act, or such successor as the Company shall designate from time to time in an Officers' Certificate delivered to the Trustee.

      "Depositary Interest" means a certificateless depositary interest representing a 100% beneficial interest in a Global Security.

      "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise,
(ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or
(iii) is redeemable or must be purchased, upon the occurrence of certain events or otherwise, by such Person at the option of the holder thereof, in whole or in part, in each case on or prior to the first anniversary of the Stated Maturity of the Securities; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the first anniversary of the Stated Maturity of the Securities shall not constitute Disqualified Stock if (x) the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the provisions of Sections 4.06 and 4.09 and (y) any such requirement only becomes operative after compliance with such terms applicable to the Securities, including the purchase of any Securities tendered pursuant thereto.

      "EBITDA" for any period means the sum of Consolidated Net Income, plus Consolidated Interest Expense plus the following to the extent deducted in calculating such Consolidated Net Income: (a) all income tax expense of Parent and its consolidated Restricted Subsidiaries, (b) depreciation expense of Parent and its consolidated Restricted Subsidiaries, (c) amortization expense of Parent and its consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid cash item that was paid in a prior period) and (d) all other non-cash charges of Parent and its consolidated Restricted Subsidiaries (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period), in each case for such period. EBITDA shall be increased or decreased, as the case may be, to the extent of non-cash reductions or increases, respectively, in Consolidated Net Income in such period due solely to fluctuations in currency values and the related tax effects according to GAAP. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in (i) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) statements and pronouncements of the Financial Accounting Standards Board, (iii) such other statements by such other entity as approved by a significant segment of the accounting profession and (iv) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP. Any accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP.

      "Global Security" means the security or securities issued initially in bearer form that evidences all or part of the Securities and bears the legend set forth in Section 14.02.

      "Great Lakes" means Great Lakes Chemical Corporation, a Delaware corporation.

      "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

      "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

      "Holder" or "Securityholder" means the several persons who are for the time being holders of the Securities (being, in the case of Definitive Securities the several persons whose names are entered in the register of Holders of the Definitive Securities as the holders thereof) which expression shall, while any Global Security remains outstanding, mean in relation to the Securities represented thereby each person who is for the time being shown in the records of DTC, Euroclear or of Cedel Bank as the holder of a particular Book-Entry Interest in respect of such Securities (in which regard any certificate or other document issued by DTC, Euroclear or Cedel Bank as to the principal amount of Securities represented by a Global Security standing to the account of any person shall be conclusive and binding for all purposes) for all purposes other than with respect to the payment of principal, premium, if any, and interest on such Securities, the right to which shall be vested, as against the Company, solely in the bearer of such Global Security (being at the Issue Date the Book-Entry Depositary) in accordance with and subject to its terms and the terms of the Indentures and the words "holder" and "holders" and related expressions shall (where appropriate) be construed accordingly.

      "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall not be deemed the Incurrence of Indebtedness.

      "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

           (i) the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

           (ii) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person;

           (iii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

           (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit or performance bonds securing obligations (other than obligations described in clauses (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit or performance bonds are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit or performance bond);

           (v) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, the liquidation preference with respect to, any Preferred Stock (but excluding, in each case, any accrued dividends);

           (vi) all obligations of the type referred to in clauses (i) through
      (v) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

           (vii) all obligations of the type referred to in clauses (i) through
      (vi) of other Persons secured by
any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; and

     (viii) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

     "Indenture" means this Indenture as amended or supplemented from time to time.

     "Independent Investment Banker" means an independent investment banking institution of national standing appointed by the Trustee after consultation with the Company.

     "Indirect Participant" means a Person who holds an interest through a Participant in a Depositary Interest issued by the Book-Entry Depositary to the Depositary.

     "Initial Purchasers" means Goldman, Sachs & Co., Lehman Brothers Inc. and Merrill Lynch, Pierce Fenner & Smith Incorporated.

     "Interest Payment Date" means the date an installment of interest on the Securities is due.

     "Interest Rate Agreement" means in respect of a Person any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect such Person against fluctuations in interest rates.

     "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock,

Indebtedness or other similar instruments issued by such Person. For purposes of the definition of "Unrestricted Subsidiary", the definition of "Restricted Payment" and Section 4.04, (i) "Investment" shall include the portion (proportionate to Parent's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of Parent at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, Parent shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (x) Parent's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to Parent's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

     "Issue Date" means the date on which the Securities are originally issued.

     "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

     "Net Available Cash" from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other noncash form), in each case net of (i) all legal, accounting and investment banking fees, and sales commissions and all other legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition, (ii) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Disposition and (iv) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by Parent or any Restricted Subsidiary after such Asset Disposition.

     "Net Cash Proceeds", with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

     "Obligations" means with respect to any Indebtedness all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, and other amounts payable pursuant to the documentation governing such Indebtedness.

     "Octel" means Octel Associates and any successor Person.

     "Officer" means the Chairman of the Board, the Chief Executive Officer, the President, the Managing Director, the Chief Financial Officer, the Finance Director, the General Counsel, any Vice President, the Treasurer or the Secretary of the Company.

     "Officers' Certificate" means a certificate signed by two Officers.

     "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company, Parent or the Trustee.

     "Participant" means, with respect to the Depositary, Euroclear or Cedel, a Person who has an account with the Depositary, Euroclear or Cedel, respectively (and, with respect to the Depositary, shall include Euroclear and Cedel).

     "Permitted Investment" means an Investment by Parent or any Restricted Subsidiary in (i) Parent, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business; (ii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, Parent or a Restricted Subsidiary; provided, however, that such Person's primary business is a Related Business; (iii) Temporary Cash Investments; (iv) receivables owing to Parent or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as Parent or any such Restricted Subsidiary deems reasonable under the circumstances; (v) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;
(vi) loans or advances to employees made in the ordinary course of business consistent with past practices of Parent or such Restricted Subsidiary; (vii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to Parent or any Restricted Subsidiary or in satisfaction of judgments; (viii) any Investment in any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Disposition as permitted pursuant to Section 4.06; (ix) Investments existing on the date of this Indenture; (x) Hedging Obligations otherwise in compliance with the Indenture; and (xi) Investments the total payment for which consists exclusively of Capital Stock (excluding Disqualified Stock) of Parent.

     "Permitted Liens" means, with respect to any Person, (a) liens, pledges or deposits by such Person under workers' compensation laws, unemployment insurance and other types of social security laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business; (b) statutory liens of landlords and other Liens imposed by law, including carriers', warehousemen's, supplier's, materialmen's, repairmen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review; (c) liens for taxes, assessments or governmental charges not yet subject to penalties for non-payment, or which are being contested in good faith; (d) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;
(e) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person; (f) Liens securing Indebtedness Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property of such Person; provided, however, that the Lien may not extend to any other property owned by such Person or any of its Subsidiaries at the time the Lien is Incurred, and the Indebtedness (other than any interest thereon) secured by the Lien may not be Incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien; (g) Liens to secure Indebtedness of Restricted Subsidiaries (other than the Company) permitted under Section 4.03;
(h) Liens existing on the Issue Date; (i) Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided further, however, that such Lien may not extend to any other property owned by such Person or any of its Subsidiaries; (j) Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that the Liens may not extend to any other property owned by such Person or any of its Subsidiaries; (k) Liens securing intercompany indebtedness of a Restricted Subsidiary of Parent other than the Company on assets of any Subsidiary of Parent other than the Company; (l) Liens securing Hedging Obligations so long as such Hedging Obligations relate to Indebtedness that is, and is permitted to be under the Indenture, secured by a Lien on the same property securing such Hedging Obligations; (m) Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (f), (h), (i) and (j); provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements to or on such property) and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (f), (h), (i) or
(j) at the time the original Lien became a Permitted Lien and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement; (n) judgment Liens not giving rise to an Event of Default; (o) an interest or title of a lessor under any Capitalized Lease Obligation; (p) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment, or storage of such inventory or other goods Incurred in the ordinary course of business; (q) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof Incurred in the ordinary course of business;
(r) Liens incurred with respect to obligations that do not in the aggregate exceed $10.0 million at any one time outstanding; (s) leases or subleases granted to others that do not materially interfere with the ordinary course of business of Parent and its Restricted Subsidiaries; and (t) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties so long as the underlying obligations are not in default or are being contested in good faith. Notwithstanding the foregoing, "Permitted Liens" will not include any Lien described in clauses
(f), (i) or (j) above to the extent such Lien applies to any Additional Assets acquired directly or indirectly from Net Available Cash pursuant to Section
4.06. For purposes of this definition, the term "Indebtedness" shall be deemed to include interest on such Indebtedness.

     "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 2.07 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

     "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

     "principal" of a Security means the principal of the Security plus the premium, if any, payable on the Security which is due or overdue or is to become due at the relevant time.

     "Recognized Stock Exchange" means a recognized Stock exchange within the meaning of Section 841 of the U.K. Income and Corporation Taxes Act 1988.

     "Redemption Date", when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

     "Redemption Price", when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

     "Reference Treasury Dealer" means any nationally recognized primary U.S. Government securities dealer in New York City.

     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

     "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

     "Refinancing Indebtedness" means Indebtedness that Refinances any Indebtedness of Parent or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with this Indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that (i) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced, (ii) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced and (iii) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs associated with the Refinancing) under the Indebtedness being Refinanced; provided further, however, that Refinancing Indebtedness shall not include Indebtedness of a Subsidiary that Refinances Indebtedness of Parent.

     "Regular Record Date" for the interest payable on any Interest Payment Date means April 15 or October 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

     "Regulation S" means Regulation S under the Securities Act (or any successor provision), as it may be amended from time to time.

     "Regulation S Certificate" means a certificate substantially in the form set forth in Annex A.

     "Regulation S Global Security" has the meaning specified in Section 14.01.

     "Regulation S Legend" means a legend substantially in the form of the legend required in the form of Security set forth in Section 14.02 to be placed upon each Regulation S Security.

     "Regulation S Securities" means all Securities sold pursuant to Regulation S, which are required pursuant to Section 2.13(c) to bear a Regulation S Legend. Such term includes the Regulation S Global Security.

     "Related Business" means any business related, ancillary or complementary to the businesses of Parent, the Company and the Restricted Subsidiaries on the Issue Date.

     "Reorganization" means the final reorganization of the corporate and partnership entities of Parent and its subsidiaries, including Parent, prior to or concurrently with the Spinoff.

     "Representative" means any trustee, agent or representative (if any) for an issue of Bank Indebtedness.

     "Restricted Payment" with respect to any Person means (i) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and dividends or distributions payable solely to Parent or a Restricted Subsidiary, and other than pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation)), (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of Parent held by any Person or of any Capital Stock of a Restricted Subsidiary held by any

Affiliate of Parent (other than a Restricted Subsidiary), including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of Parent that is not Disqualified Stock), (iii) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations (other than the purchase, repurchase, or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition) or
(iv) the making of any Investment in any Person (other than a Permitted Investment).

     "Restricted Securities" means all Securities required pursuant to Section 2.13(c) to bear any Restricted Securities Legend. Such term includes any Restricted Global Security.

     "Restricted Securities Certificate" means a certificate substantially in the form set forth in Annex B.

     "Restricted Securities Legend" means, collectively, the legends substantially in the forms of the legends required in the form of Security set forth in Section 14.02 to be placed upon each Restricted Security.

     "Restricted Subsidiary" means any Subsidiary of Parent that is not an Unrestricted Subsidiary.

     "Revolving Credit Facility" means the revolving credit facility contained in the Credit Agreement and any other facility or financing arrangement that Refinances, in whole or in part, any such revolving credit facility.

     "Restricted Period" means the period of 41 consecutive days beginning on and including the later of (i) the day on which Securities are first offered to persons other than distributors (as defined in Regulation S) in reliance on Regulation S and (ii) the original issuance date of the Securities.

     "Rule 144A" means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

     "Rule 144A Securities" means all Securities sold pursuant to Rule 144A, which are required pursuant to

Section 2.13(c) to bear a Restricted Securities Legend. Such term includes the Restricted Global Security.

     "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby Parent or a Restricted Subsidiary transfers such property to a Person and Parent or a Restricted Subsidiary leases it from such Person.

     "SEC" means the Securities and Exchange Commission.

     "Securities" means the Securities issued under this Indenture.

     "Securities Act" means the Securities Act of 1933 and any statute successor thereto, in each case as amended from time to time.

     "Securities Act Legend" means a Restricted Securities Legend or a Regulation S Legend.

     "Security Register" and "Security Registrar" have the respective meanings specified in Section 2.13.

     "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of Parent within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

     "Special Interest" has the meaning set forth in the form of Security contained in Section 14.02. Unless the context otherwise requires, references herein to "interest" on the Securities shall include Special Interest.

     "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 2.14.

     "Spinoff" means the distribution of shares of the common stock of Parent to the holders of common stock of Great Lakes.

     "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

     "Subordinated Obligation" means any Indebtedness of Parent or the Company (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Parent Guaranty or the Securities, as applicable, pursuant to a written agreement to that effect.

     "Subsidiary" means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person,
(ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

     "Successor Security" of any particular Security means every Security issued after, and evidencing all or a portion of the same debt as that evidenced by, such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 2.07 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

     "Temporary Cash Investments" means any of the following: (i) any investment in direct obligations of the United Kingdom or the United States of America or any agency thereof or obligations guaranteed by the United Kingdom or the United States of America or any agency thereof, (ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United Kingdom, the United States of America, any state thereof or any foreign country recognized by the United Kingdom or the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50,000,000 (or the foreign currency equivalent thereof) and has outstanding debt that is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act),

(iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of Parent) organized and in existence under the laws of the United Kingdom, the United States of America or any foreign country recognized by the United Kingdom or the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard and Poor's Ratings Group, and (v) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Group or "A" by Moody's Investors Service, Inc.

     "Term Loan Facility" means the term loan facility contained in the Credit Agreement and any other facility or financing arrangement that Refinances in whole or in part any such term loan facility.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of this Indenture.

     "Treasury Rate" means, with respect to any Redemption Date for the Securities, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities", for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the maturity date of the Securities, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date.

     "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

     "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

     "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

     "Unrestricted Securities Certificate" means a certificate substantially in the form set forth in Annex C.

     "Unrestricted Subsidiary" means (i) any Subsidiary of Parent other than the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of Parent (other than the Company, but including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, Parent or any other Subsidiary of Parent that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section
4.04. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (x) Parent could Incur $1.00 of additional Indebtedness under Section 4.03(a) and (y) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

     "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

     "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

     "Wholly Owned Subsidiary" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares) is owned by Parent or one or more Wholly Owned Subsidiaries.

     SECTION 1.02.  Other Definitions.

                                               Defined in
                         Term                    Section
                         ----                  ----------
       "Affiliate Transaction" ................    4.08
       "Bankruptcy Law" .......................    6.01
       "Blockage Notice" ......................   10.01
       "covenant defeasance option" ...........    8.01(b)
       "Custodian" ............................    6.01
       "Event of Default" .....................    6.01
       "legal defeasance option" ..............    8.01(b)
       "Legal Holiday" ........................   13.08
       "Offer" ................................    4.06(b)
       "Offer Amount" .........................    4.06(c)(2)
       "Offer Period" .........................    4.06(c)(2)
       "Parent Blockage Notice" ...............   12.01
       "Parent Payment Blockage Period" .......   12.01
       "pay the Securities" ...................   10.01
       "Paying Agent" .........................    2.03
       "Payment Blockage Period" ..............   10.01
       "Purchase Date" ........................    4.06(c)(1)
       "Registrar".............................    2.03
       "Successor Company" ....................    5.01

     SECTION 1.03. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

     "Commission" means the SEC;

     "indenture securities" means the Securities;

     "indenture security holder" means a Securityholder;

     "indenture to be qualified" means this Indenture;

     "indenture trustee" or "institutional trustee" means the Trustee; and

     "obligor" on the indenture securities means the Company and any other obligor on the indenture securities.

     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

     SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

           (1) a term has the meaning assigned to it;

           (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

           (3) "or" is not exclusive;

           (4) "including" means including without limitation;

           (5) words in the singular include the plural and words in the plural include the singular;

           (6) unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

           (7) the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

           (8) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater; and

           (9) all references to the date the Securities were originally issued shall refer to the date the Initial Securities were originally issued.


                                   ARTICLE 2

                                 The Securities

     SECTION 2.01. Form and Dating. The Initial Securities and the Trustee's certificate of authentication shall be substantially in the form set forth in
Article 14. The Exchange Securities, the Private Exchange Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its authentication. The terms of the Securities set forth in Exhibit A are part of the terms of this Indenture.

     SECTION 2.02. Execution and Authentication. Two Officers shall sign the Securities for the Company by manual or facsimile signature.

     If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

     A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

     The Trustee shall authenticate and deliver Securities for original issue in an aggregate principal amount of $150,000,000, upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed that amount except as provided in Section 2.07.

     The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

     SECTION 2.03. Registrar and Paying Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

     The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section
7.07. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar, co-registrar or transfer agent.

     The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.

     SECTION 2.04. Paying Agent To Hold Money in Trust. Prior to each due date of the principal and interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

     SECTION 2.05. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing within seven Business Days of such request, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

     SECTION 2.06. Transfer and Exchange. The Securities shall be transferable in accordance with the provisions of Section 2.13.

     SECTION 2.07. Replacement Securities. If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

     If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of written notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

     In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

     Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

     Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

     The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

     SECTION 2.08. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

     If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to each of them that the replaced Security is held by a bona fide purchaser.

     If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities

(or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

     SECTION 2.09. Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities.

     SECTION 2.10. Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancellation and deliver a certificate of such destruction to the Company unless the Company directs the Trustee to deliver canceled Securities to the Company. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.

     SECTION 2.11. Defaulted Interest. If the Company defaults in a payment of interest on the Securities, the Company shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the persons who are Securityholders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

     SECTION 2.12. CUSIP and ISIN Numbers. The Company in issuing the Securities may use "CUSIP" or "ISIN" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" or "ISIN" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

     SECTION 2.13. Registration, Registration of Transfer and Exchange. (a) The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 2.03 being herein sometimes collectively referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Definitive Securities and of transfers of such Securities. The Trustee is hereby appointed "Security Registrar" for the purpose of registering such Securities and transfers of such Securities as herein provided. Such Security Register shall distinguish between Original Securities and Exchange Securities.

     Subject to the other provisions of this Indenture regarding restrictions on transfer, upon surrender for registration of transfer of any Definitive Security at an office or agency of the Company designated pursuant to Section
2.03 for such purpose in accordance with the terms hereof, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations and of a like tenor and aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

     At the option of the Holder, and subject to the other provisions of this
Section 2.13, Securities may be exchanged for other Securities of any authorized denominations and of a like tenor and aggregate principal amount, upon surrender of such Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

     All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and (subject to the provisions in the Initial Securities regarding the payment of Special Interest) entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

     Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

     No service charge shall be made to the Holder for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 2.09, 2.13(d), or 3.06 or in accordance with any offer to purchase pursuant to Section 4.06 not involving any transfer.

     The Company shall not be required (i) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities selected for redemption under Section 3.02 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

     (b) Certain Transfers and Exchanges. Notwithstanding any other provision of this Indenture or the Securities, transfers and exchanges of Securities and beneficial interests in a Global Security of the kinds specified in this
Section 2.13(b) shall be made only in accordance with this Section 2.13(b).

           (i) Restricted Global Security to Regulation S Global Security. If the owner of a beneficial interest in the Restricted Global Security wishes at any time to transfer such interest to a Person who wishes to acquire the same in the form of a beneficial interest in the Regulation S Global Security, such transfer may be effected only in accordance with the provisions of this Clause (b)(i) and Clause (b)(v) below and subject to the Applicable Procedures. Upon receipt by the

      Trustee, as Security Registrar, of (A) an order given by the Depositary or its authorized representative directing that a beneficial interest in the Regulation S Global Security in a specified principal amount be credited to a specified Agent Member's account and that a beneficial interest in the Restricted Global Security in an equal principal amount be debited from another specified Agent Member's account and (B) a Regulation S Certificate, satisfactory to the Trustee and duly executed by the owner of such beneficial interest in the Restricted Global Security or his attorney duly authorized in writing, then the Trustee, as Security Registrar but subject to Clause (b)(v) below, shall reduce or cause to be reduced the principal amount of the Restricted Global Security and increase the principal amount of the Regulation S Global Security by such specified principal amount as provided in Section 2.13(e).

           (ii) Regulation S Global Security to Restricted Global Security. If the owner of a beneficial interest in the Regulation S Global Security wishes at any time to transfer such interest to a Person who wishes to acquire the same in the form of a beneficial interest in the Restricted Global Security, such transfer may be effected only in accordance with this Clause (b)(ii) and subject to the Applicable Procedures. Upon receipt by the Trustee, as Security Registrar, of (A) an order given by the Depositary or its authorized representative directing that a beneficial interest in the Restricted Global Security in a specified principal amount be credited to a specified Agent Member's account and that a beneficial interest in the Regulation S Global Security in an equal principal amount be debited from another specified Agent Member's account and (B) if such transfer is to occur during the Restricted Period, a Restricted Securities Certificate, satisfactory to the Trustee and duly executed by the owner of such beneficial interest in the Regulation S Global Security or his attorney duly authorized in writing, then the Trustee, as Security Registrar, shall reduce or cause to be reduced the principal amount of the Regulation S Global Security and increase the principal amount of the Restricted Global Security by such specified principal amount as provided in Section 2.13(e).

           (iii) Definitive Security to Definitive Security. A Security that is a Definitive Security may be transferred, in whole or in part, to a Person who takes delivery in the form of another Security that is a Definitive Security as provided in
      Section 2.13(a), provided that, if the Security to be transferred in whole or in part is a Restricted Security, or is a Regulation S Security and the transfer is to occur during the Restricted Period, then the Trustee shall have received (A) a Restricted Securities Certificate, satisfactory to the Trustee and duly executed by the transferor Holder or his attorney duly authorized in writing, in which case the transferee Holder shall take delivery in the form of a Restricted Security, or (B) a Regulation S Certificate, satisfactory to the Trustee and duly executed by the transferor Holder or his attorney duly authorized in writing, in which case the transferee Holder shall take delivery in the form of a Regulation S Security (subject in every case to Section 2.13(c)).

           (iv) Exchanges between Global Security and Definitive Security. A beneficial interest in a Global Security may be exchanged for a Security that is a Definitive Security as provided in Section 2.13(d), provided that, if such interest is a beneficial interest in the Restricted Global Security, or if such interest is a beneficial interest in the Regulation S Global Security and such exchange is to occur during the Restricted Period, then such interest shall be exchanged for a Restricted Security (subject in each case to Section 2.13(c)).

           (v) Regulation S Global Security to be Held Through Euroclear or Cedel during Restricted Period. The Company shall use its best efforts to cause the Depositary to ensure that, until the expiration of the Restricted Period, beneficial interests in the Regulation S Global Security may be held only in or through accounts maintained at the Depositary by Euroclear or Cedel (or by Agent Members acting for the account thereof), and no person shall be entitled to effect any transfer or exchange that would result in any such interest being held otherwise than in or through such an account; provided that this Clause (b)(v) shall not prohibit any transfer or exchange of such an interest in accordance with Clause (b)(ii) above.

        (c) Securities Act Legends. Rule 144A Securities and their Successor Securities shall bear a Restricted

Securities Legend, and the Regulation S Securities and their Successor Securities shall bear a Regulation S Legend, subject to the following:

           (i) subject to the following Clauses of this Section 2.13(c), a Security or any portion thereof which is exchanged, upon transfer or otherwise, for a Global Security or any portion thereof shall bear the Securities Act Legend borne by such Global Security while represented thereby;

           (ii) subject to the following Clauses of this Section 2.13(c), a new Security which is a Definitive Security and is issued in exchange for a Global Security or any portion thereof, upon transfer or otherwise, shall bear the Securities Act Legend borne by such other Security, provided that, if such new Security is required pursuant to Section 3.05(b)(iii) or
      (iv) to be issued in the form of a Restricted Security, it shall bear a Restricted Securities Legend and, if such new Security is so required to be issued in the form of a Regulation S Security, it shall bear a Regulation S Legend;

           (iii) Registered Securities shall not bear a Securities Act Legend;

           (iv) at any time after the Securities may be freely transferred without registration under the Securities Act or without being subject to transfer restrictions pursuant to the Securities Act, a new Security which does not bear a Securities Act Legend may be issued in exchange for or in lieu of a Security (other than a Global Security) or any portion thereof which bears such a legend if the Trustee has received an Unrestricted Securities Certificate, satisfactory to the Trustee and duly executed by the Holder of such legended Security or his attorney duly authorized in writing, and after such date and receipt of such certificate, the Trustee shall authenticate and deliver such a new Security in exchange for or in lieu of such other Security as provided in this Article 2;

           (v) a new Security which does not bear a Securities Act Legend may be issued in exchange for or in lieu of a Security (other than a Global Security) or any portion thereof which bears such a legend if, in the Company's judgment, placing such a legend upon such new Security is not necessary to ensure compliance with the registration requirements of the Securities Act, and the Trustee, at the direction of the Company, shall authenticate and deliver such a new Security as provided in this Article 2; and

           (vi) notwithstanding the foregoing provisions of this Section 2.13(c), a Successor Security of a Security that does not bear a particular form of Securities Act Legend shall not bear such form of legend unless the Company has reasonable cause to believe that such Successor Security is a "restricted security" within the meaning of Rule 144, in which case the Trustee, at the direction of the Company, shall authenticate and deliver a new Security bearing a Restricted Securities Legend in exchange for such Successor Security as provided in this
      Article 2.

        (d) Exchanges of Global Security for Definitive Security. Transfers of Global Securities shall be by delivery. The Book-Entry Depositary and the Company have agreed that the Global Securities shall only be delivered in the circumstances described in the Deposit Agreement. Notwithstanding any other provision in this Indenture, no Global Security may be exchanged in whole or in part for Definitive Securities unless (i) the Depositary notifies the Company or the Book-Entry Depositary in writing that it (or its nominee) is unwilling or unable to continue to act as depositary or ceases to be a clearing agency registered under the Exchange Act, and, in either case, a successor depositary registered as a clearing agency under the Exchange Act is not appointed by the Company within 90 days, (ii) at any time if the Company determines that the Global Securities (in whole but not in part) should be exchanged for Definitive Securities; provided, that (x) such exchange is required by (A) any applicable law or (B) any event beyond the Company's control or (y) payments of interest on any Global Security, Depositary Interest or beneficial interest are, or would become, subject to any deduction or withholding for taxes, (iii) at any time after the consummation of the Exchange Offer, if the owner of a beneficial interest requests such exchange in writing delivered to the Depositary and through the Depositary to the Book-Entry Depositary and the Trustee, or (iv) if the Book-Entry Depositary is at any time unwilling or unable to continue as Book-Entry Depositary and a successor Book-Entry Depositary is not appointed by the Company within 90 days. Upon the occurrence of any of the preceding events, Definitive Securities shall be issued in such names as the

Book-Entry Depositary shall instruct the Trustee based on the instructions of the Depositary.

        (e) If any Global Security is to be exchanged for other Securities or canceled in whole, it shall be surrendered by or on behalf of the Book-Entry Depositary or its nominee to the Trustee, as Security Registrar, for exchange or cancelation as provided in this Article 2. If any Global Security is to be exchanged for other Securities or canceled in part, or if another Security is to be exchanged in whole or in part for a beneficial interest in any Global Security, then either (i) such Global Security shall be so surrendered for exchange or cancelation as provided in this Article 2 or (ii) the principal amount thereof shall be reduced or increased by an amount equal to the portion thereof to be so exchanged or canceled, or equal to the principal amount of such other Security to be so exchanged for a beneficial interest therein, as the case may be, by means of an appropriate adjustment made by the Book-Entry Depositary as directed by the Trustee in such Book-Entry Depositary's book-entry system to the corresponding Depositary Interest, whereupon the Trustee, in accordance with the Applicable Procedures, shall instruct the Depositary or its authorized representative to make a corresponding adjustment to its records. Upon any such surrender or adjustment of a Global Security, the Trustee shall, subject to
Section 2.13(b) and as otherwise provided in this Article 2, authenticate and deliver any Securities issuable in exchange for such Global Security (or any portion thereof) to or upon the order of, and registered (if applicable) in such names as may be directed by, the Book-Entry Depositary or its authorized representative. Upon the request of the Trustee in connection with the occurrence of any of the events specified in the preceding paragraph, the Company shall promptly make available to the Trustee a reasonable supply of Securities that are not in the form of Global Securities. The Trustee shall be entitled to rely upon any order, direction or request of the Book-Entry Depositary or the Depositary or any of their authorized representatives which is given or made pursuant to this Article 2 if such order, direction or request is given or made in accordance with the Depositary Agreement with respect to the Book-Entry Depositary and the Applicable Procedures with respect to the Depositary.

        SECTION 2.14. Payment of Interest; Interest Rights Preserved. Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the bearer thereof on the Interest Payment Date in the case of a Global Security in bearer form and, in the case of a Definitive Security, to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

        Any interest (including Special Interest) on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall (a) bear interest at the rate per annum stated in the form of Security included herein (to the extent that the payment of such interest shall be legally enforceable), and (b) forthwith cease to be payable to the bearer thereof on such Interest Payment Date with respect to a Global Security in bearer form and, with respect to a Definitive Security, to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and, in each case, such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (a) or
(b) below:

           (a) The Company may elect to make payment of any Defaulted Interest to the bearer of such Security on any Special Payment Date (as defined below) with respect to any Global Security in bearer form and, with respect to a Definitive Security, to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid, with respect to any Definitive Security, to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (b). As used in this Clause (a), "Special Payment Date" means the date on which Defaulted Interest is paid to the Holder.

           (b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

        Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.


                                   ARTICLE 3

                                   Redemption

        SECTION 3.01. Notices to Trustee. If the Company elects to redeem Securities in accordance with the terms of the Securities or is required to redeem Securities in accordance with the terms of the Securities, it shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed and the provision of the Securities pursuant to which the redemption will occur.

        If the Company is required to redeem Securities in accordance with the terms of the Securities, it may reduce the principal amount of Securities required to be redeemed to the extent it is permitted a credit by the terms of the Securities and it notifies the Trustee of the amount of the credit and the basis for it. If the reduction is based on a credit for redeemed or canceled Securities that the Company has not previously delivered to the Trustee for cancellation, it shall deliver such Securities with the notice.

        The Company shall give each notice to the Trustee provided for in this Section at least 60 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein.

        SECTION 3.02. Selection of Securities To Be Redeemed. If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed in compliance with the requirements of the Luxembourg Stock Exchange (for so long as the Securities are listed thereon) or such other stock exchange on which the Securities are listed or, if such Securities are not so listed or such exchange prescribes no method of selection, pro rata or by lot or by a method that complies with applicable legal requirements and that the Trustee in its sole discretion shall deem to be fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Company shall, on a reasonably timely basis, give written notice of any such securities exchange requirements to the Trustee. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

        SECTION 3.03. Notice of Redemption. At least 30 days but not more than 60 days before a date for redemption of Securities, the Company shall, so long as the Securities are listed on the Luxembourg Stock Exchange and the rules of such stock exchange shall so require, publish in a newspaper having a general circulation in Luxembourg

(which is expected to be the Luxemburger Wort) and, in the case of Definitive Securities, mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed at such Holder's registered address. For so long as any Securities are represented by the Global Securities, notices to Holders shall (in addition to publication as described above) also be given by delivery of the relevant notice to DTC, Euroclear and/or Cedel Bank (as the case may be) for communication to the relative Holders of the Book-Entry Interests.

        The notice shall identify the Securities to be redeemed and shall state:

        (1) the redemption date;

        (2) the redemption price;

        (3) the name and address of the Paying Agent;

        (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

        (5) if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

        (6) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

        (7) the provision of the Securities pursuant to which the Securities called for redemption are being redeemed; and

        (8) that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Securities.

        At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section.

The Trustee shall not be responsible for the accuracy of any such information.

        SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date). Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

        SECTION 3.05. Deposit of Redemption Price. At least one Business Day prior to the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Trustee for cancellation.

        SECTION 3.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.


                                   ARTICLE 4

                                   Covenants

        SECTION 4.01. Payment of Securities. The Company shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture.

           The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

           SECTION 4.02. SEC Reports. Notwithstanding that Parent may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, Parent shall file with the SEC and provide the Trustee and Securityholders with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections. Parent also shall comply with the other provisions of TIA Section 314(a).

           SECTION 4.03. Limitation on Consolidated Indebtedness. (a) Parent shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that Parent and its Restricted Subsidiaries may Incur Indebtedness if, on the date of such Incurrence, the Consolidated Debt to EBITDA Ratio does not exceed the ratio indicated below:

                                                     CONSOLIDATED DEBT
                 DATE OF INCURRENCE                   TO EBITDA RATIO
                 ------------------                 -------------------
                 Period ended June 30, 1999             2.00 to 1.0
                 Period ended June 30, 2000             1.75 to 1.0
                 Period ended June 30, 2001
                 and thereafter                         1.50 to 1.0


           (b) Notwithstanding the foregoing paragraph (a), Parent and its Restricted Subsidiaries may Incur any or all of the following Indebtedness:

           (1) Indebtedness Incurred pursuant to the Term Loan Facility; provided, however, that, after giving effect to any such Incurrence, the aggregate principal amount of all Indebtedness Incurred under this clause
      (1) and then outstanding does not exceed $280 million less the aggregate sum of all principal payments actually made from time to time after the Issue Date with respect to such Indebtedness (other than principal payments made from any Refinancings thereof);

           (2) Indebtedness Incurred pursuant to the Revolving Credit Facility; provided, however, that the aggregate principal amount outstanding at any time under this clause (2) does not exceed $20 million;

           (3) Indebtedness which is intercompany Indebtedness between or among Parent and any of its Restricted Subsidiaries; provided, however, that (i) any subsequent issuance or transfer of Capital Stock that results in any such Indebtedness being held by a Person other than Parent or a Restricted Subsidiary thereof or (ii) any sale or other transfer of any such Indebtedness to a person that is not either Parent or a Restricted Subsidiary thereof shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by Parent or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (3);

           (4)  the Securities;

           (5) Indebtedness outstanding on the Issue Date (other than Indebtedness described in clause (1), (2), (3) or (4) of this Section 4.03(b));

           (6) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to paragraph (a) or pursuant to clause (4) or (5) or this clause
      (6); provided, however, that Parent and its Restricted Subsidiaries shall not Incur any Indebtedness pursuant to this paragraph (b)(6) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations unless such Indebtedness shall be subordinated to the Notes to at least the same extent as such Subordinated Obligations;

           (7) Hedging Obligations consisting of Interest Rate Agreements and Currency Agreements directly related to Indebtedness permitted to be Incurred by Parent or a Restricted Subsidiary pursuant to the Indenture;

           (8) Guarantees by Parent and its Restricted Subsidiaries of each other's Indebtedness; provided that such Indebtedness is permitted to be incurred under the Indenture; and

           (9) other Indebtedness in an aggregate principal amount which, together with all other Indebtedness of

      Parent and the Restricted Subsidiaries outstanding on the date of such Incurrence (other than Indebtedness permitted by clauses (1) through (7) above or Section 4.03(a) does not exceed $10 million.

           (c) For purposes of determining compliance with the foregoing Sections 4.03(a) and (b), (i) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, Parent, in its sole discretion, will classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of the above clauses and (ii) an item of Indebtedness may be divided and classified in more than one of the types of Indebtedness described above.

           (d) Neither Parent nor the Company shall Incur any Indebtedness (exclusive of Hedging Obligations) unless such Indebtedness is subject to payment blockage provisions that are substantially the same as those described above under "Payment Blockage" for so long as the Notes are subject to such provisions (for the avoidance of doubt it is understood that this clause shall not apply to the Incurrence of Indebtedness by Restricted Subsidiaries other than the Company).

           SECTION 4.04. Limitation on Restricted Payments. (a) Parent shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time Parent or such Restricted Subsidiary makes such Restricted Payment: (1) a Default shall have occurred and be continuing (or would result therefrom); (2) Parent is not able to Incur an additional $1.00 of Indebtedness pursuant to Section 4.03(a); or (3) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date would exceed the sum of:

           (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter during which the Notes are originally issued to the end of the most recent fiscal quarter for which financial statements are publicly available on the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); provided, however, that the incremental amount added to amounts otherwise available under this clause (A) shall not exceed (i) $20.0 million for any 12-month period ending on or before June 30, 2002 and (ii) $15.0 million for any 12-month period ending after June 30, 2002; provided further, however, that, for purposes of this clause (A), Consolidated Net Income shall be calculated in the same manner as for determining whether an Incurrence of Indebtedness would be permitted pursuant to Section 4.03(a);

           (B) the aggregate Net Cash Proceeds received by Parent from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to a Subsidiary of Parent and other than an issuance or sale to an employee stock ownership plan or to a trust established by Parent or any of its Subsidiaries for the benefit of their employees);

           (C) the amount by which Indebtedness of Parent is reduced on Parent's balance sheet upon the conversion or exchange (other than by a Subsidiary of Parent) subsequent to the Issue Date of any Indebtedness of Parent convertible or exchangeable for Capital Stock (other than Disqualified Stock) of Parent (less the amount of any cash, or the fair value of any other property, distributed by Parent upon such conversion or exchange); and

           (D) an amount equal to the sum of (i) the net reduction in Investments (other than Investments in Restricted Subsidiaries) resulting from dividends, repayments of loans or advances or other transfers of assets, in each case to Parent or any Restricted Subsidiary, or sales of assets to third parties and (ii) the portion (proportionate to Parent's equity interest in such Subsidiary) of the fair market value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the amount in clause (ii) shall not exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made (and treated as a Restricted Payment) by Parent or any Restricted Subsidiary in such Unrestricted Subsidiary.

           (b)  The provisions of Section 4.04(a) shall not prohibit:

           (i) any acquisition of any Capital Stock of Parent or any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of Parent (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of Parent or an employee stock ownership plan or to a trust established by Parent or any of its Subsidiaries for the benefit of their employees); provided, however, that such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments;

           (ii) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock (other than Disqualified Stock) of Parent or Indebtedness of Parent which is permitted to be Incurred pursuant to
      Section 4.03(a); provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

           (iii) the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of such dividend or notice of such redemption if the dividend or payment of the redemption price, as the case may be, would have been permitted on the date of declaration or notice; provided, however, that at the time of payment of such dividend or redemption, no other Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividend or redemption shall be included in the calculation of the amount of Restricted Payments; or

           (iv) the repurchase or other acquisition of shares of, or options to purchase shares of, common stock of Parent or any of its Subsidiaries from employees, former employees, directors or former directors of Parent or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such common stock; provided, however, that the aggregate amount of such repurchases and other acquisitions shall not exceed $0.5 million in any calendar year; provided further, however, that such repurchases and other acquisitions shall be excluded in the calculation of the amount of Restricted Payments;

           (v) repurchases of Capital Stock deemed to occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price thereof; or

           (vi) distributions to Great Lakes to fund the Transactions and to make the Special Payments.

           SECTION 4.05. Limitation on Restrictions on Distributions from Restricted Subsidiaries. Parent shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock to Parent or a Restricted Subsidiary or pay any Indebtedness owed to Parent, (b) make any loans or advances to Parent or (c) transfer any of its property or assets to Parent, except:

           (i) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date, including the Credit Agreement;

           (ii) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by Parent(other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by Parent) and outstanding on such date;

           (iii) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (i) or (ii) of this Section 4.05 or this clause
      (iii) or contained in any amendment to an agreement referred to in clause
      (i) or (ii) of this Section 4.05 or this clause (iii); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are no less favorable to the Securityholders than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such predecessor agreements;

           (iv) any such encumbrance or restriction consisting of customary nonassignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder;

           (v) in the case of clause (c) above, restrictions contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages; and

           (vi) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition.

           SECTION 4.06.  Limitation on Sales of Assets and Subsidiary Stock.
(a) Parent shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless (i) Parent or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (including as to the value of all non-cash consideration), as determined in good faith by the Board of Directors, of the shares and assets subject to such Asset Disposition and at least 85% of the consideration thereof received by Parent or such Restricted Subsidiary is in the form of cash or cash equivalents and (ii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by Parent (or such Restricted Subsidiary, as the case may be) (A) to the extent Parent elects (or is required by the terms of any Indebtedness), to prepay, repay, redeem or purchase Indebtedness (other than Subordinated Obligations) of Parent or the Company or Indebtedness (other than any Disqualified Stock) of a Restricted Subsidiary (in each case other than Indebtedness owed to Parent or an Affiliate of Parent) within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; (B) to the extent Parent elects, to acquire Additional Assets within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; and (C) to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), to cause the Company to make an offer to the holders of the Securities (and if necessary or desirable to holders of other Indebtedness designated by Parent) to purchase Securities (and such other Indebtedness) pursuant to and subject to the conditions contained in the Indenture (provided that if Parent or the Company would be prohibited from repurchasing Securities in accordance with this clause (a)(ii)(C) by the terms of any Indebtedness described in clause (a)(ii)(A) above, Parent shall be required, at its option, either to repay such Indebtedness or to obtain any required consents under the instruments governing any such Indebtedness in order to permit the repurchase of the Securities), in each case within one year from the later of the receipt of such Net Available Cash and the date the offer described in Section 4.06(b) is consummated; provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A) or (C) above, Parent or such Restricted Subsidiary shall permanently retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased. Notwithstanding the foregoing provisions of this
Section 4.06(a), Parent and the Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with this Section 4.06(a) except to the extent that the aggregate Net Available Cash from all Asset Dispositions which are not applied in accordance with this Section 4.06(a) exceeds $5.0 million. Pending application of Net Available Cash pursuant to this covenant, such Net Available Cash may be used for any purpose not prohibited by this Indenture.

           For the purposes of this Section 4.06, the following are deemed to be cash or cash equivalents: (x) the assumption of Indebtedness of Parent or any Restricted Subsidiary and the release of Parent or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition and (y) securities received by Parent or any Restricted Subsidiary from the transferee that are promptly converted by Parent or such Restricted Subsidiary into cash.

           (b) In the event of an Asset Disposition that requires the purchase of Securities (and other Indebtedness) pursuant to clause (a)(ii)(C) above, Parent will be required to cause the Company to purchase Securities tendered pursuant to an offer by Parent and the Company for Securities (and other Indebtedness) at a purchase price of 100% of their principal amount (without premium) plus accrued but unpaid interest (or, in respect of such other Indebtedness, such greater or lesser price, if any, as may be provided for by the terms of such Indebtedness) in accordance with the procedures (including prorating in the event of oversubscription) set forth Section 4.06(c). Parent shall not be required to cause the Company to make such an offer to purchase Securities (and other Indebtedness) pursuant to this Section 4.06 if the Net Available Cash available therefor is less than $7.5 million (which lesser amount shall be carried forward for purposes of determining whether such an offer is required with respect to the Net Available Cash from any subsequent Asset Disposition). To the extent that the aggregate amount of Securities tendered pursuant to clause (a)(ii)(C) above is less than the Net Available Cash, Parent may use any remaining Net Available Cash for general corporate purposes. Upon completion of any such offer pursuant to clause (a)(ii)(C), the Net Available Cash amount shall be reset at zero.

           (c) (1) Promptly, and in any event within 10 days after Parent becomes obligated to require the Company to make an Offer, Parent shall be obligated to deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have his Securities purchased by the Company either in whole or in part (subject to prorating as hereinafter described in the event the Offer is oversubscribed) in integral multiples of $1,000 of principal amount, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the "Purchase Date") and shall contain such information concerning the business of Parent which Parent in good faith believes will enable such Holders to make an informed decision (which at a minimum will include (i) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of Parent, the most recent subsequently filed Quarterly Report on Form 10-Q and any Current Report on Form 8-K of Parent filed subsequent to such Quarterly Report, other than Current Reports describing Asset Dispositions otherwise described in the offering materials (or corresponding successor reports), (ii) a description of material developments in Parent's business subsequent to the date of the latest of such Reports, and (iii) if material, appropriate pro forma financial information) and all instructions and materials necessary to tender Securities pursuant to the Offer, together with the information contained in clause (3).

           (2) Not later than the date upon which written notice of an Offer is delivered to the Trustee as provided below, Parent shall deliver to the Trustee an Officers' Certificate as to (i) the amount of the Offer (the "Offer Amount"),
(ii) the allocation of the Net Available Cash from the Asset Dispositions pursuant to which such Offer is being made and (iii) the compliance of such allocation with the provisions of Section 4.06(a). On such date, the Company shall also irrevocably deposit with the Trustee or with a paying agent (or, if the Company is acting as its own paying agent, segregate and hold in trust) in Temporary Cash Investments, maturing on the last day prior to the Purchase Date or on the Purchase Date if funds are immediately available by open of business, an amount equal to the Offer Amount to be held for payment in accordance with the provisions of this Section. Upon the expiration of the period for which the Offer remains open (the "Offer Period"), but in no event later than one Business Day prior to the Purchase Date, the Company shall deliver to the Trustee for cancellation the Securities or portions thereof which have been properly tendered to and are to be accepted by the Company. Subject to the prior receipt by the Trustee of the Offer Amount in immediately available funds, (i) the Trustee shall, on the Purchase Date, mail or deliver payment to each tendering Holder in the amount of the purchase price and (ii) in the event that the aggregate purchase price of the Securities delivered by the Company to the Trustee is less than the Offer Amount applicable to the Securities, the Trustee shall deliver the excess to the Company immediately after the expiration of the Offer Period for application in accordance with this Section.

           (3) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the Purchase Date, a telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased. The Company shall promptly deliver a copy of any such notice received by it to the Trustee. If at the expiration of the Offer Period the aggregate principal amount of Securities (and any other Indebtedness included in the Offer) surrendered by holders thereof exceeds the Offer Amount, the Company shall select the Securities and the other Indebtedness to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Securities and the other Indebtedness in denominations of $1,000, or integral multiples thereof, shall be purchased). Holders whose Securities are purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

     (4) At the time the Company delivers Securities to the Trustee which are to be accepted for purchase, the Company shall also deliver an Officers' Certificate stating that such Securities are to be accepted by the Company pursuant to and in accordance with the terms of this Section. A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

     (d) Parent and the Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, Parent and the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

     SECTION 4.07. Limitation on Affiliate Transactions. (a) Parent shall not, and shall not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with any Affiliate of Parent (an "Affiliate Transaction") unless the terms thereof (i) are no less favorable to Parent or such Restricted Subsidiary than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate, (ii) if such Affiliate Transaction involves an amount in excess of $2.0 million, (1) are set forth in writing and (2) have been approved by a majority of the members of the Board of Directors having no personal stake in such Affiliate Transaction or have been determined by a nationally recognized appraisal or investment banking firm to be fair, from a financial standpoint, to Parent and its Restricted Subsidiaries and (iii) if such Affiliate Transaction involves an amount in excess of $7.5 million, have been determined by a nationally recognized appraisal or investment banking firm to be fair, from a financial standpoint, to Parent and its Restricted Subsidiaries.

     (b) The provisions of Section 4.07(a) shall not prohibit (i) any Restricted Payment permitted to be paid pursuant to Section 4.04, (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors, (iii) the grant of stock options or similar rights to employees and directors of Parent and its Restricted Subsidiaries pursuant to plans approved by the Board of Directors, (iv) loans or advances to employees in the ordinary course of business in accordance with the past practices of Parent or its Restricted Subsidiaries, but in any event not to exceed $.05 million in the aggregate outstanding at any one time, (v) reasonable fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of Parent or any Restricted Subsidiary as determined in good faith by Parent's Board of Directors or senior management, (vi) any Affiliate Transaction between Parent and a Restricted Subsidiary or between Restricted Subsidiaries, (vii) the issuance or sale of any Capital Stock (other than Disqualified Stock) of Parent and (viii) transactions and agreements with Great Lakes and its Affiliates as described herein arising out of the Spinoff and the Reorganization.

     SECTION 4.08. Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries. Parent shall not sell or otherwise dispose of any Capital Stock of a Restricted Subsidiary, and shall not permit any Restricted Subsidiary, directly or indirectly, to issue or sell or otherwise dispose of any of its Capital Stock except (i) to Parent or a Restricted Subsidiary, (ii) if, immediately after giving effect to such issuance, sale or other disposition, neither Parent nor any of its Subsidiaries own any Capital Stock of such Restricted Subsidiary or (iii) if, immediately after giving effect to such issuance, sale or other disposition, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect thereto would have been permitted to be made under the covenant described in Section 4.04 if made on the date of such issuance, sale or other disposition.

     SECTION 4.09. Change of Control. (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require that the Company repurchase such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest on the relevant interest payment date), in accordance with the terms contemplated in Section 4.09(b); provided, however, that notwithstanding the occurrence of a Change of Control, the Company shall not be obligated to purchase Securities pursuant to this Section 4.09 in the event the Company has theretofore exercised its right to redeem all the Securities as described in paragraph 5 of the Securities. In the event that at the time of such Change of Control the terms of the Bank Indebtedness or other Indebtedness restrict or prohibit the repurchase of Securities pursuant to this Section, then prior to the mailing of the notice to Holders provided for in Section 4.09(b) below but in any event within 30 days following any Change of Control, the Company shall (i) repay in full all such Bank Indebtedness or other Indebtedness or offer to repay in full all such Bank Indebtedness or other Indebtedness and repay such Bank Indebtedness or other Indebtedness of each lender who has accepted such offer or (ii) obtain the requisite consent under the agreements governing such Bank Indebtedness or other Indebtedness to permit the repurchase of the Securities as provided for in Section 4.09(b).

     (b) Within 30 days following any Change of Control, (1) Parent and the Company shall, so long as the Securities are listed on the Luxembourg Stock Exchange and the rules of such Stock Exchange shall so require, publish notice thereof in a newspaper having a general circulation in Luxembourg (which is expected to be the Luxemburger Wort) and, in the case of Definitive Notes, shall also mail a notice to each Holder at its address appearing in the register of Holders, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer (the "Change of Control Offer") and (2), for so long as any Notes are represented by Global Notes, the Change of Control Offer shall (in addition to publication as described above) also be given by delivery of the notice to DTC, Euroclear and/or Cedel Bank (as the case may be) for communication to the relative Holders of the Book-Entry Interests. Such notice shall state:

           (A) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders on the relevant record date to receive interest on the relevant interest payment date);

           (B) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization, each after giving effect to such Change of Control);

           (C) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

           (D) the instructions determined by the Company, consistent with this Section, that a Holder must follow in order to have its Securities purchased.

     (c) Holders electing to have a Security purchased will be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date. Holders will be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the purchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased. The Company shall promptly deliver a copy of any such notice received by it to the Trustee.

     (d) On the purchase date, all Securities purchased by the Company under this Section shall be delivered to the Trustee for cancellation, and the Company shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.

     (e) Notwithstanding the foregoing provisions of this Section, the Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section applicable to a Change of Control Offer made by the Company and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.

     (f) Parent and the Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, Parent and the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

     SECTION 4.10. Limitation on Liens. Parent shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien of any nature whatsoever on any of its properties (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, other than Permitted Liens, without effectively providing that the Securities shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured.

     SECTION 4.11. Limitation on Sale/Leaseback Transactions. Parent shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless (i) Parent or such Subsidiary would be entitled to (A) Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction pursuant to Section 4.03 and (B) create a Lien on such property securing such Attributable Debt without equally and ratably securing the Securities pursuant to Section 4.10, (ii) the net proceeds received by Parent or any Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the fair value (as determined by the Board of Directors) of such property and (iii) Parent applies the proceeds of such transaction in compliance with Section 4.06.

     SECTION 4.12. Limitations on Lines of Business. Neither Parent nor the Company shall, and neither shall permit any Restricted Subsidiary to, directly or indirectly, engage in any business other than a Related Business.

     SECTION 4.13. Additional Amounts. (a) All payments made by or on behalf of the Company on or with respect to the Securities (whether or not in the form of Definitive Notes (as defined)), and all payments made by or on behalf of Parent under or with respect to the Parent Guaranty will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (collectively, "Taxes") imposed or levied by or on behalf of the United Kingdom (or the jurisdiction of incorporation of any Successor Company of either) or any political subdivision thereof or any authority having power to tax therein (each a "Tax Authority"), unless the withholding or deduction of such Taxes is then required by law. If any deduction or withholding for, or on account of, any Taxes of any Tax Authority shall at any time be required on any payments made by the Company (or Successor Company) on or with respect to the Securities or by Parent (or Successor Company) under or with respect to the Parent Guaranty, including payments of principal, redemption price, interest, additional interest or premium, the Company or Parent, as the case may be, will pay such additional amounts (the "Additional Amounts") as may be necessary in order that the net amounts received in respect of such payments by the Holders of the Securities (including Additional Amounts) or the Trustee, as the case may be, after such withholding or deduction, equal the respective amounts which would have been received in respect of such payments in the absence of such withholding or deduction; except that no such Additional Amounts will be payable with respect to:

           (i) in the case of Securities listed on a Recognized Stock Exchange at the time such Additional Amounts would be payable, any payments on a Security held by or on behalf of a Holder or a beneficial owner who is liable for such Taxes in respect of such Security by reason of the Holder or beneficial owner having some connection with the United Kingdom or the jurisdiction of incorporation of any Successor Company (including being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, the United Kingdom or the jurisdiction of incorporation of any Successor Company) other than by the mere holding of such Security or enforcement of rights thereunder or the receipt of payments in respect thereof;

           (ii) in the case of Securities listed on a Recognized Stock Exchange at the time such Additional Amounts would be payable, any Taxes that are imposed or withheld as a result of a change in law after the Issue Date where such withholding or imposition is by reason of the failure of the Holder or beneficial owner of the Security to comply with any reasonable request by the Company to provide information concerning the nationality, residence or identity of such Holder or beneficial owner or to make any declaration or similar claim or satisfy any information or reporting requirement, (A) if such compliance is required or imposed by a statute, treaty, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of such Taxes, (B) such Holder may legally comply with such requirements and (C) at least 30 days prior to the date on which the Company shall apply this clause (ii), the Company shall have notified such Holders of such requirements;

           (iii) except in the case of the winding up of the Company, any Security presented for payment (where presentation is required) in the United Kingdom or the jurisdiction of incorporation of any Successor Company (unless presentment could not have been made elsewhere); or

           (iv) any Security presented for payment (where Securities are in the form of Definitive Notes and presentation is required) more than 30 days after the relevant payment is first made available for payment to the Holder (except to the extent that the Holder would have been entitled to Additional Amounts had the Security been presented on any day (including the last day) within such 30 day period).

     Such Additional Amounts will also not be payable where, had the beneficial owner of the Security been the Holder of the Security, it would not have been entitled to payment of Additional Amounts by reason of any of clauses (i) to
(iv) inclusive above.

     (b) Where required by applicable law, the Company, Parent or any Paying Agent, as the case may be, will also (i) make any required withholding or deduction in respect of any Taxes and (ii) remit the full amount deducted or withheld to the relevant Tax Authority in accordance with applicable law (in the case of a Paying Agent that is not the Company or an affiliate thereof, on the basis of an Officer's Certificate instructing the Paying Agent to do so and stating the amount of such withholding). The Company or Parent, as the case may be, will furnish or cause to be furnished to the Trustee, within 30 days after the date of the payment of any Taxes due pursuant to applicable law, certified copies of tax receipts satisfactory to the Trustee evidencing such payment by the Company or Parent, as the case may be. Copies of such receipts will be made available to Holders of Notes that are outstanding on the date of such withholding or deduction for or on account of Taxes upon request. Further, the Company or Parent, as the case may be, will indemnify and hold harmless each Holder of Notes (other than a Holder described in clauses (i)-(iv) of paragraph
(a) above) and upon written request will promptly reimburse each such Holder for the amount of (1) any Taxes levied or imposed and paid by such Holder as a result of payments made on or with respect to the Notes or under or with respect to the Parent Guarantee, (2) any liability (including penalties, interest and expenses) arising therefrom or with respect thereto and (3) any Taxes imposed with respect to any reimbursement under (1) or (2), but excluding any Taxes based on a Holder's net income.

     (c) Whenever in this Indenture there is mentioned, in any context, (i) the payment of principal, (ii) purchase prices in connection with a purchase of Securities, (iii) interest or (iv) any other amount payable on or with respect to any of the Securities or under or with respect to the Parent Guaranty, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this Section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

     (d) The Company or Parent, as the case may be, will pay any present or future stamp, court or documentary taxes, or any other excise or property taxes, charges or similar levies which arise in any jurisdiction from the execution, delivery or registration of the Securities, the Parent Guaranty or any other document or instrument referred to therein, or the receipt of any payments on or with respect to the Securities or under or with respect to the Parent Guaranty, excluding any such taxes, charges or similar levies imposed by any jurisdiction outside of the United Kingdom, the United States of America or any jurisdiction in which a Paying Agent is located, other than those resulting from, or required to be paid in connection with, the enforcement of the Securities or any other such document or instrument following the occurrence of any Event of Default with respect to the Securities.

     SECTION 4.14. Compliance Certificate. Parent and the Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of Parent and the Company, respectively, they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action Parent or the Company is taking or proposes to take with respect thereto. Parent and the Company also shall comply with TIA " 314(a)(4).

     SECTION 4.15. Further Instruments and Acts. Upon request of the Trustee, Parent and the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.


                                   ARTICLE 5

                               Successor Company

     SECTION 5.01.  When Parent and Company May Merge or Transfer Assets.
(a) Neither Parent nor the Company shall consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all its assets to, any other Person, unless:

           (i) the resulting, surviving or transferee Person (the "Successor Company") shall be a Person organized and existing under the laws of England and Wales or the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not Parent or the Company) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of Parent or the Company under the Parent Guaranty or the Securities and this Indenture, respectively;

           (ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

           (iii) except in the case of a merger of Parent or the Company with or into a Wholly Owned Subsidiary of Parent or the Company, respectively, and except in the case of a merger entered into solely for the purpose of reincorporating Parent or the Company in another jurisdiction, immediately after giving effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to Section 4.03(a);

           (iv) immediately after giving effect to such transaction, the Successor Company shall have Consolidated Net Worth in an amount that is not less than the Consolidated Net Worth of Parent or the Company, as the case may be, immediately prior to such transaction;

           (v) Parent or the Company, as the case may be, shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture; and

           (vi) Parent or the Company, as the case may be, shall have delivered to the Trustee Opinions of Counsel to the effect that (A) the Holders will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such transaction; (B) any payment of principal, redemption price or purchase price of, premium (if any), Additional Amounts (if any) and interest on the Securities by the Successor Company to a Holder after the consolidation, merger, conveyance, transfer or lease of assets will be exempt from the Taxes described and defined in Section 4.13 and (C) no other taxes on income (including taxable capital gains) will be payable under the laws of the United Kingdom or any other jurisdiction where the Successor Company is or becomes located by a Holder of the Securities who is not or is not deemed to be a resident of the United Kingdom or other jurisdiction where the Successor Company is or becomes located and does not carry on a trade in the United Kingdom through a branch, agency or permanent establishment to which the Securities of that Holder are attributable (or, as the case may be, does not carry on any business activities through a branch, agency or permanent establishment in such other jurisdiction where the Successor Company is or becomes located) in respect of the acquisition, ownership or disposition of Securities, including the receipt of principal, premium (if any), Additional Amounts (if any) or interest paid pursuant to such Securities.

           The Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, Parent or the Company under this Indenture, as the case may be, but the predecessor company in the case of a conveyance, transfer or lease of all or substantially all its assets shall not be released from the obligation to pay the principal of and interest on the Securities.


                                   ARTICLE 6

                             Defaults and Remedies


           SECTION 6.01.  Events of Default.  An "Event of Default" occurs if:

           (1) the Company defaults in any payment of interest on any Security when the same becomes due and payable, whether or not such payment shall be prohibited by Article 10, and such default continues for a period of 30 days;

           (2) the Company (i) defaults in the payment of the principal of any Security when the same becomes due and payable at its Stated Maturity, upon redemption, upon declaration or otherwise, whether or not such payment shall be prohibited by Article 10 or (ii) fails to redeem or purchase Securities when required pursuant to this Indenture or the Securities, whether or not such redemption or purchase shall be prohibited by Article 10;

           (3) Parent or the Company fails to comply with Section 5.01;

           (4) Parent or the Company fails to comply with Section 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11 or 4.12 (other than a failure to purchase Securities when required under Section 4.06 or 4.09) and such failure continues for 30 days after the notice specified below;

           (5) Parent or the Company fails to comply with any of its agreements in the Securities or this Indenture (other than those referred to in clause (1), (2), (3) or (4) above) and such failure continues for 60 days after the notice specified below;

           (6) Indebtedness of Parent, the Company or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total principal amount or accreted value of such Indebtedness unpaid or accelerated exceeds $5.0 million, or its foreign currency equivalent at the time;

           (7) Parent, the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

               (A) commences a voluntary case;

               (B) consents to the entry of an order for relief against it in an involuntary case;

               (C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

               (D) makes a general assignment for the benefit of its creditors;

      or takes any comparable action under any foreign laws relating to insolvency;

           (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (A) is for relief against Parent, the Company or any Significant Subsidiary in an involuntary case;

               (B) appoints a Custodian of Parent, the Company or any Significant Subsidiary or for any substantial part of its property; or

               (C) orders the winding up or liquidation of Parent, the Company or any Significant Subsidiary;

      or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days; or

           (9) any judgment or decree for the payment of money in excess of $5.0 million or its foreign currency equivalent at the time is entered against Parent, the Company or any Significant Subsidiary, remains outstanding for a period of 60 days following the entry of such judgment or decree and is not discharged, waived or the execution thereof stayed.

           The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

           The term "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

     A Default under clauses (4) or (5) is not an Event of Default until the Trustee or the holders of at least 25% in principal amount of the outstanding Securities notify the Company of the Default and Parent or the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

     The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Event of Default under clause (6) and any event which with the giving of notice or the lapse of time would become an Event of Default under clause (4) or
(5), its status and what action Parent and the Company are taking or propose to take with respect thereto.

     SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(7) or (8) with respect to the Company) occurs and is continuing, the Trustee by notice in writing to the Company, or the Holders of at least 25% in principal amount of the Securities by notice in writing to the Company and the Trustee, may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable with such notice to specify the Event of Default and that such notice is a "notice of acceleration" ("Acceleration Notice"); provided, however, that until such time as the Bank Indebtedness is paid in full, no such Acceleration Notice with respect to an Event of Default described in Section 6.01(1) shall be effective until the earlier of (a) the fifth Business Day after the giving of the Acceleration Notice to the Company and the Representative under the Credit Agreement (but only if such Event of Default is then continuing) and (b) the acceleration of the Bank Indebtedness, in each case subject to Article 10. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(7) or (8) with respect to Parent or the Company occurs and is continuing, the principal of and interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in principal amount of the Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpay-ment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

     SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

     SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in principal amount of the Securities by notice to the Trustee may waive an existing Default and its consequences except (i) a Default in the payment of the principal of or interest on a Security (ii) a Default arising from the failure to redeem or purchase any Security when required pursuant to this Indenture or
(iii) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

     SECTION 6.05. Control by Majority. The Holders of a majority in principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

           SECTION 6.06. Limitation on Suits. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Securityholder may pursue any remedy with respect to this Indenture or the Securities unless:

           (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

           (2) the Holders of at least 25% in principal amount of the Securities make a written request to the Trustee to pursue the remedy;

           (3) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

           (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

           (5) the Holders of a majority in principal amount of the Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

           A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

           SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

           SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

           SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to Parent, the Company, their respective creditors or their respective property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

     SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

     FIRST:  to the Trustee for amounts due under Section 7.07;

     SECOND: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

     THIRD:  to the Company.

     The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

     SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section
6.07 or a suit by Holders of more than 10% in principal amount of the Securities.

           SECTION 6.12. Waiver of Stay or Extension Laws. Parent and the Company (to the extent they may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and Parent and the Company (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.


                                   ARTICLE 7

                                    Trustee

           SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

           (b)  Except during the continuance of an Event of Default:

           (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

           (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

           (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

           (1) this paragraph does not limit the effect of paragraph (b) of this Section;

           (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

           (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

           (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

           (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

           (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

           (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

           (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

           SECTION 7.02. Rights of Trustee. (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

           (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

           (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

           (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute wilful misconduct or negligence.

           (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

           (f) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

           (g) The Trustee shall not be required to give nay bond or surety in respect of the performance of its powers and duties hereunder.


           SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

           SECTION 7.04. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in the Inden-ture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

     SECTION 7.05. Notice of Defaults. If a Default occurs and is continuing and if it is known to a Trust Officer of the Trustee, the Trustee shall mail to each Securityholder notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of principal of or interest on any Security (including payments pursuant to the mandatory redemption provisions of such Security, if any), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.

     SECTION 7.06. Reports by Trustee to Holders. As promptly as practicable after each May 15 beginning with the May 15 following the date of this Indenture, and in any event prior to July 15 in each year, the Trustee shall mail to each Securityholder a brief report dated as of such May 15 that complies with TIA paragraph 313(a). The Trustee also shall comply with TIA paragraph 313(b).

     A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

     SECTION 7.07. Compensation and Indemnity. The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company shall indemnify the Trustee against any and all loss, liability or expense (including attorneys' fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own wilful misconduct, negligence or bad faith.

           To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

           The Company's payment obligations pursuant to this Section shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(7) or (8) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

           SECTION 7.08. Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

           (1) the Trustee fails to comply with Section 7.10;

           (2) the Trustee is adjudged bankrupt or insolvent;

           (3) a receiver or other public officer takes charge of the Trustee or its property; or

           (4) the Trustee otherwise becomes incapable of acting.

           If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

           A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

     SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Trustee.

     In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

     SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA

Section 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

     SECTION 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.


                                   ARTICLE 8

                       Discharge of Indenture; Defeasance

     SECTION 8.01.  Discharge of Liability on Securities; Defeasance. (a) When
(i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancellation or (ii) all outstanding Securities have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article 3 hereof and the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Securities, including interest thereon to maturity or such redemption date (other than Securities replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Sections 8.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company.

     (b) Subject to Sections 8.01(c) and 8.02, the Company at any time may terminate (i) all its obligations under the Securities and this Indenture ("legal defeasance option") or (ii) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11 and 4.12 and the operation of
Sections 6.01(4), 6.01(6), 6.01(7), 6.01(8) and 6.01(9) (but, in the case of
Sections 6.01(7) and (8), with respect only to Significant Subsidiaries) and the limitations contained in Sections 5.01(a)(iii) and (iv)

("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

           If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Sections 6.01(4), 6.01(6), 6.01(7), 6.01(8) and 6.01(9) (but, in the case of
Sections 6.01(7) and (8), with respect only to Significant Subsidiaries) or because of the failure of the Company to comply with Section 5.01(a)(iii) or
(iv). In the event that the Company exercises its legal defeasance option (but not its covenant defeasance option), Parent will be released from all of its obligations under the Parent Guaranty.

           Upon satisfaction of the conditions set forth herein and upon specific request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

           (c) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 7.07 and 7.08 and in
this Article 8 shall survive until the Securities have been paid in full. Thereafter, the Company's obligations in Sections 7.07, 8.04 and 8.05 shall survive.

           SECTION 8.02. Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option only if:

           (1) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Securities to maturity or redemption, as the case may be;

           (2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities to maturity or redemption, as the case may be;

           (3) 91 days pass after the deposit is made and during the 91-day period no Default specified in Sections 6.01(7) or (8) with respect to Parent or the Company occurs which is continuing at the end of the period;

           (4) the deposit does not constitute a default under any other agreement binding on the Company and is not prohibited by Article 10;

           (5) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

           (6) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable U.S. Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. Federal income tax and United Kingdom income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

           (7) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Securityholders will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred; and

           (8) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this
      Article 8 have been complied with.

     Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

     SECTION 8.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article
8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities. Money and securities so held in trust are not subject to Article 10.

     SECTION 8.04. Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request money or securities held by them at any time that, in the written opinion addressed to the Trustee of a nationally recognized firm of independent public accountants (which may be the opinion delivered under Section 8.02(2)), are in excess of the amount that would then be required to be deposited pursuant to this Article 8.

     Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors and all liability of the Trustee and such Paying Agent (if not the Company or any of its affiliates) with respect to the payment of such money shall thereupon cease.

     SECTION 8.05. Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

     SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and Parent's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.


                                   ARTICLE 9

                                   Amendments

           SECTION 9.01. Without Consent of Holders. The Company and the Trustee may amend this Indenture or the Securities without notice to or consent of any Securityholder:

           (1) to cure any ambiguity, omission, defect or inconsistency;

           (2) to comply with Article 5;

           (3) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of
      Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

           (4) to make any change in Article 10 or Article 12 that would limit or terminate the benefits available to any holder of Bank Indebtedness (or Representatives therefor) under Article 10 or Article 12;

           (5) to add guarantees with respect to the Securities or to secure the Securities;

           (6) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

           (7) to comply with any requirements of the SEC in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA; or

           (8) to make any change that does not adversely affect the rights of any Securityholder.

     An amendment under this Section may not make any change that adversely affects the rights under Article 10 or Article 12 of any holder of Bank Indebtedness then outstanding unless the holders of such Bank Indebtedness (or their representative) consent to such change to the extent such consent is required pursuant to the terms of such Bank Indebtedness.

     After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

     SECTION 9.02. With Consent of Holders. The Company and the Trustee may amend this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including consents obtained in connection with a purchase of, or a tender offer or exchange for, the Securities). However, without the consent of each Securityholder affected thereby, an amendment may not:

           (1) reduce the amount of Securities whose Holders must consent to an amendment;

           (2) reduce the rate of or extend the time for payment of interest on any Security;

           (3) reduce the principal of or extend the Stated Maturity of any Security;

           (4) reduce the premium payable upon the redemption of any Security or change the time at which any Security may or shall be redeemed in accordance with Article 3;

           (5) make any Security payable in money other than that stated in the Security;

           (6) make any change in Article 10 or Article 12 that adversely affects the rights of any Securityholder under Article 10 or Article 12;

           (7) make any change in Section 6.04 or 6.07 or the second sentence of this Section;

           (8) make any change in the Parent Guaranty that would adversely affect the Securityholders; or

           (9) make any change in Section 4.13 that would adversely affect the Securityholders or amend the terms of the Securities or this Indenture in a way that would result in the loss of an exemption from any of the Taxes described in Section 4.13.

     It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

     An amendment under this Section may not make any change that adversely affects the rights under Article 10 or Article 12 of any holder of Bank Indebtedness then outstanding unless the holders of such Bank Indebtedness (or their representative) consent to such change to the extent such consent is required pursuant to the terms of the Bank Indebtedness.

     After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

     SECTION 9.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

     SECTION 9.04. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder. An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.

     The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

     SECTION 9.05. Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

     SECTION 9.06. Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture and will be valid and binding upon the Company in accordance with its terms.

     SECTION 9.07. Payment for Consent. Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

                                   ARTICLE 10

                                Payment Blockage

     SECTION 10.01. Default on Bank Indebtedness. During the continuance of any default with respect to any Bank Indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Company may not pay the principal of or interest on the Securities (except for payments made from the trusts described in Article
8) or make any deposit pursuant to Section 8.01 and may not repurchase, redeem or (except for Securities delivered to the Trustee pursuant to the second sentence of paragraph 6 of the Securities) otherwise retire any Securities (collectively, "pay the Securities") for a period (a "Payment Blockage Period") commencing upon the receipt by the Company and the Trustee of written notice (a "Blockage Notice") of such default from the Representative under the Credit Agreement specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated
(i) by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice, (ii) because the default giving rise to such Blockage Notice is no longer continuing or (iii) because such Bank Indebtedness has been repaid in full in cash and any outstanding letters of credit, bonds and guarantees under the Credit Agreement and any Hedging Obligations Incurred in connection with the Credit Agreement have been fully cash collateralized). Notwithstanding the provisions described in the immediately preceding sentence, the Company may resume payments on the Securities after termination of such Payment Blockage Period. Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Bank Indebtedness during such period. For purposes of this Section, no default or event of default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Bank Indebtedness initiating such Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Payment Blockage Period by the Representative under the Credit Agreement whether or not within a period of 360 consecutive days, unless such default or event of default shall have been cured or waived for a period of not less than 180 consecutive days (it being acknowledged that any subsequent action, omission or any breach of any financial covenants for a period commencing after the date of commencement of such Payment Blockage Period or other matter or thing that, in any case, would give rise to a default pursuant to any provisions under which a default previously existed or was continuing shall constitute a new default for this purpose).

     SECTION 10.02. Acceleration of Payment of Securities. If payment of the Securities is accelerated because of an Event of Default, the Company shall promptly notify the holders of the Bank Indebtedness (or their Representative) of the acceleration.

     SECTION 10.03. Relative Rights. This Article 10 defines the relative rights of Securityholders and holders of Bank Indebtedness. Nothing in this Indenture shall:

           (1) impair, as between the Company and Securityholders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Securities in accordance with their terms; or

           (2) prevent the Trustee or any Securityholder from exercising its available remedies upon a Default.

     SECTION 10.04. Payment Blockage May Not Be Impaired by Company. No right of any holder of Bank Indebtedness to enforce the payment blockage of the Indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Company or by its failure to comply with this Indenture.

     SECTION 10.05. Notice to Representative. Whenever a notice is to be given to holders of Bank Indebtedness, the notice may be given to their Representative (if any).

     SECTION 10.06. Article 10 Not to Prevent Events of Default or Limit Right to Accelerate. The failure to make a payment pursuant to the Securities by reason of any provision in this Article 10 shall not be construed as preventing the occurrence of a Default. Nothing in this Article 10 shall have any effect on the right of the Securityholders or the Trustee to accelerate the maturity of the Securities.

     SECTION 10.07. Trust Moneys Not Subject to Payment Blockage. Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under Article 8 by the Trustee for the payment of principal of and interest on the Securities shall not be subject to the restrictions set forth in this Article 10.


                                   ARTICLE 11

                                Parent Guaranty

     SECTION 11.01. Guarantee. Parent, as primary obligor and not merely as surety, hereby irrevocably, fully and unconditionally Guarantees on a senior basis to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of and interest on the Securities when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture and the Securities and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture and the Securities (the foregoing obligations Guaranteed by Parent hereinafter collectively called the "Guaranteed Obligations" or the "Parent Guaranty"). Parent further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from Parent, and that Parent shall remain bound under this Article 11 notwithstanding any extension or renewal of any such Guaranteed Obligation.

     Parent waives presentation to, demand of, payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Parent waives notice of any default under the Securities or the Guaranteed Obligations. The obligations of Parent hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (e) the failure of any Holder or Trustee to exercise any right or remedy against any other Guarantor of the Guaranteed

Obligations; or (f) any change in the ownership of such  Guarantor.

     Parent further agrees that the Parent Guaranty herein constitutes a Guarantee of payment, performance and compliance when due (and not a Guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

     The Parent Guaranty, as it relates to the principal of and interest on the Securities shall be, to the extent and manner set forth in Article 12, subject to certain payment blockage provisions with respect to the Bank Indebtedness and the Parent Guaranty is hereby made subject to such provisions of this Indenture.

     The obligations of Parent hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of Parent herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, wilful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of Parent or would otherwise operate as a discharge of Parent as a matter of law or equity.

     In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against Parent by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, Parent shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such

Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Guaranteed Obligations of the Company to the Holders and the Trustee.

     Parent agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. Parent further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Guaranteed Obligations Guaranteed hereby may be accelerated as provided in Article 6 for the purposes of the Parent Guaranty, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations Guaranteed hereby, and (y) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such obligations (whether or not due and payable) shall forthwith become due and payable by Parent for the purposes of this Section.

     Parent also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Section.

     SECTION 11.02. Successors and Assigns. This Article 11 shall be binding upon Parent and its respective successors and assigns and shall enure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

     SECTION 11.03. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 11 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 11 at law, in equity, by statute or otherwise.

     SECTION 11.04. Modification. No modification, amendment or waiver of any provision of this Article 11, nor the consent to any departure by Parent therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on Parent in any case shall entitle Parent to any other or further notice or demand in the same, similar or other circumstances.


                                   ARTICLE 12

                      Payment Blockage of Parent Guaranty

     SECTION 12.01. Default on Bank Indebtedness. During the continuance of any default with respect to any Bank Indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, Parent may not pay its Guaranty for a period (a "Parent Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to Parent) of written notice (a "Parent Blockage Notice") of such default from the Representative under the Credit Agreement specifying an election to effect a Parent Payment Blockage Period and ending 179 days thereafter (or earlier if such Parent Payment Blockage Period is terminated (i) by written notice to the Trustee and Parent from the Person or Persons who gave such Parent Blockage Notice, (ii) because the default giving rise to such Parent Blockage Notice is no longer continuing or (iii) because such Bank Indebtedness has been repaid in full in cash and any outstanding letters of credit, bonds and guarantees under the Credit Agreement and any Hedging Obligations Incurred in connection with the Credit Agreement have been fully cash collateralized). Notwithstanding the provisions described in the immediately preceding sentence, Parent shall resume payments pursuant to its Obligations after termination of such Parent Payment Blockage Period. The Parent Guaranty shall not be subject to more than one Parent Payment Blockage Period in any consecutive 360-day period, irrespective of the number of defaults with respect to Bank Indebtedness during such period. For purposes of this Section, no default or event of default which existed or was continuing on the date of the commencement of any Parent Payment Blockage Period with respect to the Bank Indebtedness initiating such Parent Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Parent Payment Blockage Period by the Representative under the Credit Agreement whether or not within a period of 360 consecutive days, unless such default or event of default shall have been cured or waived for a period of not less than 180 consecutive days (it being acknowledged that any subsequent action, omission or any breach of any financial covenants for a period commencing after the date of commencement of such Parent Payment Blockage Period or other matter or thing that, in any case, would give rise to a default pursuant to any provisions under which a default previously existed or was continuing shall constitute a new default for this purpose).

     SECTION 12.02. Demand for Payment of Securities. If a demand for payment (upon receipt of the requisite information from Parent) is made on Parent pursuant to Article 11, Parent shall promptly notify the holders of the Bank Indebtedness (or their Representative) of such demand.

     SECTION 12.03. Relative Rights. This Article 12 defines the relative rights of Securityholders and holders of Bank Indebtedness. Nothing in this Indenture shall:

          (1) impair, as between Parent and Securityholders, the obligations of Parent, which is absolute and unconditional, to pay its Obligations to the extent set forth in Article 11; or

          (2) prevent the Trustee or any Securityholder from exercising its available remedies upon a default by Parent under its Obligations.

     SECTION 12.04. Payment Blockage May Not Be Impaired by Parent. No right of any holder of Bank Indebtedness to enforce the payment blockage of the Obligations of Parent shall be impaired by any act or failure to act by Parent or by its failure to comply with this Indenture.

     SECTION 12.05. Notice to Representative. Whenever a notice is to be given to holders of Bank Indebtedness, the notice may be given to their Representative (if any).

     SECTION 12.06. Article 12 Not to Prevent Defaults under Parent Guaranty or Limit Right to Demand Payment. The failure to make a payment pursuant to the Parent Guaranty by reason of any provision in this Article 12 shall not be construed as preventing the occurrence of a default under the Parent Guaranty. Nothing in this Article 12 shall have any effect on the right of the Securityholders or the Trustee to made a demand for payment on Parent pursuant to Article 11.


                                   ARTICLE 13

                                 Miscellaneous

     SECTION 13.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

     SECTION 13.02. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

          if to the Company:

          Octel Developments PLC
          P.O. Box 17
          Oil Sites Road
          Ellesmere Port, South Wirral
          L65 4AF
          ENGLAND

          Attention of Company Secretary

          if to Parent:

          Octel Corp.
          P.O. Box 17
          Oil Sites Road
          Ellesmere Port, South Wirral
          L65 4AF
          ENGLAND

          Attention of Company Secretary
          if to the Trustee:

          IBJ Schroder Bank & Trust Company
          One State Street
          New York, NY 10004

          Attention: Corporate Finance Trust Services
          Facsimile No. (212) 858-2952

     The Company, Parent or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

     Any notice or communication regarding the Securities will be (so long as the Securities are listed on the Luxembourg Stock Exchange and the rules of such stock exchange shall so require) published in a newspaper having a general circulation in Luxembourg (which is expected to be the Luxemburger Wort) and, in the case of Definitive Securities, shall also be mailed by first class mail to each Holder of Securities at its address appearing in the register of Holders. For so long as any Securities are represented by the Global Securities, notices to Holders shall (in addition to publication as described above) also be given by delivery of the relevant notice to DTC, Euroclear and/or Cedel Bank (as the case may be) for communication to the relative Holders of the Book-Entry Interests. Such notice shall be sufficiently given if so published or mailed, as the case may be, within the time prescribed.

     All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered, five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next Business Day delivery.

     Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

     SECTION 13.03. Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, Parent, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

     SECTION 13.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the
Trustee:

          (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

     SECTION 13.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

          (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of such Person, such covenant or condition has been complied with.

     SECTION 13.06. When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which a Trust Officer knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

     SECTION 13.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

     SECTION 13.08. Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

     SECTION 13.09. Governing Law. This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to the applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

     SECTION 13.10. No Recourse Against Others. No director, officer, employee, incorporator or stockholder, as such, of Parent or the Company shall have any liability for any obligations of Parent or the Company under the Parent Guaranty, the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

     SECTION 13.11. Successors. All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

     SECTION 13.12 Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

     SECTION 13.13 Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

                                   ARTICLE 14

                                 Security Forms

     SECTION 14.01. Forms Generally. The Securities and the Trustee's certificates of authentication thereof shall be in substantially the forms set forth in this Article, with such appropriate legends, insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities.

     Upon their original issuance, Rule 144A Securities shall be issued in the form of a Global Security in bearer form without interest coupons, which shall be deposited on behalf of the Initial Purchasers with the Book-Entry Depositary at its Luxembourg corporate trust office, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Such Global Security, together with its Successor Securities which are Global Securities other than the Regulation S Global Security, are collectively herein called the "Restricted Global Security". Upon their original issuance, Regulation S Securities shall be issued in the form of a Global Security in bearer form without interest coupons, which shall be deposited on behalf of the Initial Purchasers with the Book-Entry Depositary at its New York corporate trust office, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Such Global Security, together with its Successor Securities which are Global Securities other than the Restricted Global Security, are collectively herein called the "Regulation S Global Security".

     Upon receipt of the Restricted Global Security and the Regulation S Global Security authenticated and delivered by the Trustee, the Book-Entry Depositary shall issue to the Depositary a Depositary Interest in each such Global Security by recording the Depositary Interest in the register of the Book-Entry Depositary in the name of Cede & Co., as nominee of the Depositary. Ownership of beneficial interests shall be limited to Participants, including Euroclear and Cedel, and Indirect Participants. Upon the issuance of the Depositary Interest in such Global Security to the Depositary, the Depositary shall credit, on its internal book-entry registration and transfer system, its Participant's accounts with respective interests owned by such Participants.

     Neither the Depositary nor its Participants shall have any rights either under this Indenture or under any Global Security with respect to such Global Security held on their behalf by the Book-Entry Depositary, and the Book-Entry Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for the purpose of receiving payment of or on account of the principal of (premium, if any) and, subject to the provisions of this Indenture, interest on the Global Security and for all other purposes. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Book-Entry Depositary or impair, as between the Book-Entry Depositary and the Depositary and its Participants, the operation of customary practices of such Depositary governing the exercise of the rights of an owner of a beneficial interest in any Global Security.

     The definitive Securities shall be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

     SECTION 14.02. Form of Face of Security. [If a Global Security issued in bearer form, then insert -- THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS HELD BY THE BOOK-ENTRY DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF. THIS SECURITY IS NOT EXCHANGEABLE IN WHOLE OR IN PART OR TRANSFERABLE IN WHOLE OR IN PART EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.)

     [If Restricted Securities, then insert -- THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)
(1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) TO AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.]

     [If a Regulation S Security, then insert -- THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD OR DELIVERED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON, UNLESS THIS SECURITY IS REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF IS AVAILABLE.]

                           10% SENIOR NOTES DUE 2006

[IF RESTRICTED GLOBAL SECURITY - CUSIP NO. 675728AA7]
[IF REGULATION S SECURITY - CUSIP NO. U67502AA9]
[IF REGULATION S GLOBAL SECURITY - ISIN NO. - USU67502AA94]

No. ______________________                                  $ __________________

     Octel Developments PLC, a company organized under the laws of England and Wales (herein called the "Issuer", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to [if this Security is a Global Security issued in bearer form, then insert: the bearer hereof]. [If this Security is not a Global Security issued in bearer form, then insert: __________, or registered assigns], the principal sum of __________ Dollars [if this Security is a Global Security, then insert: (which principal amount may from time to time be increased or decreased to such other principal amounts by adjustments made on the records of the trustee hereinafter referred to in accordance with the Indenture)] on May 1, 2006, and to pay interest thereon from May 5, 1998 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on May 1 and November 1 in each year, commencing November 1, 1998 at the rate of 10% per annum, until the principal hereof is paid or made available for payment [If Initial Securities, then insert: provided, however, that in the event that (i) by the 60th day after the Issue Date, neither the Exchange Offer Registration Statement nor the Shelf Registration Statement has been filed with the Commission; (ii) by the 180th day after the date of the Issue Date, the Registered Exchange Offer is not consummated; (iii) by the 45th day after the Issuer is obligated to file the Shelf Registration Statement such filing has not occurred; (iv) by the 90th day after the Issuer becomes obligated to file a Shelf Registration Statement such Shelf Registration Statement has not been declared effective by the Commission or (v) after either the Exchange Offer Registration Statement or the Shelf Registration Statement is declared effective, such Registration Statement thereafter ceases to be effective or useable for its intended purposes without being succeeded immediately by a post-effective amendment to such Registration Statement that cures such failure and that is itself declared effective immediately (each such event referred to in clauses (i) through (v), a "Registration Default" and each period during which a Registration Default has occurred and is continuing, a "Registration Default Period"), then, as liquidated damages for such Registration Default, special interest ("Special Interest"), in addition to the rate of interest per annum shown above, shall accrue at a per annum rate of 0.25% for the first 90 days of the Registration Default Period, at a per annum rate of 0.50% for the second 90 days of the Registration Default Period, at a per annum rate of 0.75% for the third 90 days of the Registration Default Period and at a per annum rate of 1.0%
thereafter for the remaining portion of the Registration Default Period; provided that the Issuer shall in no event be required to pay Special Interest for more than one Registration Default at any given time. The Special Interest shall be payable in cash on the regular interest dates with respect to the Securities. Any accrued and unpaid interest (including Special Interest) on this Security upon the issuance of an Exchange Security (as defined in the Indenture) in exchange for this Security shall cease to be payable to the Holder hereof but such accrued and unpaid interest (including Special Interest) shall be payable on the next Interest Payment Date for such Exchange Security to the Holder thereof [if not a Global Security in bearer form, insert: on the related Regular Record Date].] The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to [If this Security is a Global Security issued in bearer form, then insert: the bearer hereof on the Interest Payment Date] [If this Security is not a Global Security issued in bearer form, then insert: the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be February 15 or August 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date]. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Interest Payment Date and may either be paid to [If this Security is a Global Security issued in bearer form, then insert: the bearer hereof on the Special Payment Date] [If this Security is not a Global Security issued in bearer form, then insert: the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date,] or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

     All payments made by or on behalf of the Issuer on or with respect to the Securities (whether or not in the form of Definitive Notes), and all payments made by or on behalf of Parent under or with respect to the Parent Guaranty will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (collectively, "Taxes") imposed or levied by or on behalf of the United Kingdom (or the jurisdiction of incorporation of any Successor Company of either) or any political subdivision thereof or any authority having power to tax therein (each a "Tax Authority"), unless the withholding or deduction of such Taxes is then required by law. If any deduction or withholding for, or on account of, any Taxes of any Tax Authority shall at any time be required on any payments made by the Issuer (or Successor Company) on or with respect to the Securities or by Parent (or Successor Company) under or with respect to the Parent Guaranty, including payments of principal, redemption price, interest, additional interest or premium, the Issuer or Parent, as the case may be, will pay such additional amounts (the "Additional Amounts") as may be necessary in order that the net amounts received in respect of such payments by the Holders of the Securities (including Additional Amounts) or the Trustee, as the case may be, after such withholding or deduction, equal the respective amounts which would have been received in respect of such payments in the absence of such withholding or deduction; except that no such Additional Amounts will be payable with respect to:

          (i) in the case of Securities listed on a Recognized Stock Exchange at the time such Additional Amounts would be payable, any payments on a Security held by or on behalf of a Holder or a beneficial owner who is liable for such Taxes in respect of such Security by reason of the Holder or beneficial owner having some connection with the United Kingdom or the jurisdiction of incorporation of any Successor Company (including being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, the United Kingdom or the jurisdiction of incorporation of any Successor Company) other than by the mere holding of such Security or enforcement of rights thereunder or the receipt of payments in respect thereof;

          (ii) in the case of Securities listed on a Recognized Stock Exchange at the time such Additional Amounts would be payable, any Taxes that are imposed or withheld as a result of a change in law after the Issue Date where such withholding or imposition is by reason of the failure of the Holder or beneficial owner of the Security to comply with any reasonable request by the Issuer to provide information concerning the nationality, residence or identity of such Holder or beneficial owner or to make any declaration or similar claim or satisfy any information or reporting requirement, (A) if such compliance is required or imposed by a statute, treaty, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of such Taxes, (B) such Holder may legally comply with such requirements and (C) at least 30 days prior to the date on which the Issuer shall apply this clause
     (ii), the Issuer shall have notified such Holders of such requirements;

          (iii) except in the case of the winding up of the Issuer, any Security presented for payment (where presentation is required) in the United Kingdom or the jurisdiction of incorporation of any Successor Company (unless presentment could not have been made elsewhere); or

          (iv) any Security presented for payment (where Securities are in the form of Definitive Notes and presentation is required) more than 30 days after the relevant payment is first made available for payment to the Holder (except to the extent that the Holder would have been entitled to Additional Amounts had the Security been presented on any day (including the last day) within such 30 day period).

     Such Additional Amounts will also not be payable where, had the beneficial owner of the Security been the Holder of the Security, it would not have been entitled to payment of Additional Amounts by reason of any of clauses (i) to
(iv) inclusive above.

     Where required by applicable law, the Issuer, Parent or any Paying Agent, as the case may be, will also (i) make any required withholding or deduction in respect of any Taxes and (ii) remit the full amount deducted or withheld to the relevant Tax Authority in accordance with applicable law. The Issuer or Parent, as the case may be, will furnish or cause to be furnished to the Trustee, within 30 days after the date of the payment of any Taxes due pursuant to applicable law, certified copies of tax receipts satisfactory to the Trustee evidencing such payment by the Issuer or Parent, as the case may be. Copies of such receipts will be made available to Holders of Notes that are outstanding on the date of such withholding or deduction for or on account of Taxes upon request. Further, the Issuer or Parent, as the case may be, will indemnify and hold harmless each Holder of Notes (other than a Holder described in clauses (i)-(iv) of paragraph (a) above) and upon written request will promptly reimburse each such Holder for the amount of (1) any Taxes levied or imposed and paid by such Holder as a result of payments made on or with respect to the Notes or under or with respect to the Parent Guarantee, (2) any liability (including penalties, interest and expenses) arising therefrom or with respect thereto and (3) any Taxes imposed with respect to any reimbursement under (1) or (2), but excluding any Taxes based on a Holder's net income.

     Whenever in the Indenture or under the Securities there is mentioned, in any context, (i) the payment of principal, (ii) purchase prices in connection with a purchase of Securities, (iii) interest or (iv) any other amount payable on or with respect to any of the Securities, such mention shall be deemed to include mention of the payment of Additional Amounts provided for this Section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

     The Issuer or Parent, as the case may be, will pay any present or future stamp, court or documentary taxes, or any other excise or property taxes, charges or similar levies which arise in any jurisdiction from the execution, delivery or registration of the Securities, the Parent Guaranty or any other document or instrument referred to therein, or the receipt of any payments on or with respect to the Securities or under or with respect to the Parent Guaranty, excluding any such taxes, charges or similar levies imposed by any jurisdiction outside of the United Kingdom, the United States of America or any jurisdiction in which a Paying Agent is located, other than those resulting from, or required to be paid in connection with, the enforcement of the Securities or any other such document or instrument following the occurrence of any Event of Default with respect to the Securities.

     The Issuer shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in the Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with the Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of the Indenture.

     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed under its corporate seal.

Dated:

                                                     OCTEL DEVELOPMENTS PLC,

                                                       by
                                                          ----------------------
                                                          Name:
                                                          Title:


                                                       by
                                                          ----------------------
                                                          Name:
                                                          Title:

     SECTION 14.03. Form of Reverse of Security. This Security is one of a duly authorized issue of Securities of the Issuer designated as its 10% Senior Notes due 2006 (the "Securities") issued under an Indenture, dated as of May 5, 1998 (herein called the "Indenture"), between the Issuer, Octel Corp., as the guarantor (the "Guarantor") and IBJ Schroder Bank & Trust Company, as trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture). Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Guarantor, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

The Securities are subject to redemption upon not less than 30 nor more than 60 days' notice by mail to each Holder of Securities to be redeemed at such Holder's registered address, in amounts of $1,000 or an integral multiple of $1,000, at any time on or after May 1, 2002 and prior to maturity, as a whole or in part, at the election of the Issuer, at the following Redemption Prices (expressed as percentages of the principal amount) plus accrued interest to the Redemption Date (subject to the right of Holders [If this Security is not a Global Security issued in bearer form, insert: on the relevant Regular Record Date] on the relevant record date to receive interest due on the relevant Interest Payment Date), if redeemed during the 12-month period commencing May 1, of each of the years indicated below:

                                     Redemption
                           Year        Price
                           ----      ----------
                           2002       105.000%
                           2003       103.333%
                           2004       101.667%
                         2005 and
                        thereafter    100.000%

     In addition, at any time prior to May 1, 2002, the Securities will be redeemable, in whole or from time to time in part, at the option of the Issuer on any date, upon not less than 30 nor more than 60 days' prior notice, at a redemption price equal to the greater of (i) 100% of the principal amount of the Securities to be redeemed and

(ii) the sum of the present values of (A) the redemption price of such Security at May 1, 2002 (as set forth in the table above), and (B) the remaining scheduled payments of interest thereon to May 1, 2002 (exclusive of interest accrued to such redemption date) discounted to such redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, plus, in either case, accrued and unpaid interest on the principal amount being redeemed to such redemption date; provided that installments of interest on Securities which are due and payable on an interest payment date falling on or prior to the relevant redemption date shall be payable to the Holders of such Securities at the close of business on the relevant regular record date according to their terms and the provisions of the Indenture.

     The Indenture requires the Issuer to provide for the retirement, by redemption, of $37.5 million principal amount of the Securities on each of May 1, 2003, May 1, 2004 and May 1, 2005, in each case at a redemption price equal to 100% of the principal amount thereof, plus accrued interest to the redemption date. The Issuer may, at its option, receive credits against such mandatory redemptions for the principal amount of Securities acquired or redeemed (other than through this mandatory redemption provision) by the Issuer and surrendered to the Trustee for cancelation.

     The Securities may be redeemed, at the option of the Issuer, in whole but not in part, at any time upon giving not less than 30 or nor more than 60 days' notice to the Holders (which notice shall be irrevocable), at a redemption price equal to the principal amount thereof, together with accrued and unpaid interest, if any, to the date fixed by the Issuer for redemption (a "Tax Redemption Date") and all Additional Amounts, if any, then due and which will become due on the tax Redemption Date as a result of the redemption or otherwise, if the Issuer determines that, as a result of (i) any change in, or amendment to, the laws or treaties (or any regulations, protocols or rulings promulgated thereunder) of the United Kingdom (or any political subdivision or taxing authority of the United Kingdom) affecting taxation which change or amendment becomes effective on or after the Issue Date, (ii) any change in position regarding the application, administration or interpretation of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction), which change, amendment, application or interpretation becomes effective on or after the Issue Date or (iii) the issuance of Definitive Securities due to (A) DTC being at any time unwilling or unable to continue as or ceasing to be a clearing agency registered under the Exchange Act, and a successor to DTC registered as a clearing agency under the Exchange Act is not able to be appointed by the Issuer within 90 days or (B) the Book-Entry Depositary being at any time unwilling or unable to continue as a book-entry depositary and a successor Book-Entry Depositary is not able to be appointed by the Issuer within 90 days, the Issuer is or on the next interest payment date the Issuer would be, required to pay Additional Amounts, and the Issuer determines that such payment obligation cannot be avoided by the Issuer taking reasonable measures. Notwithstanding the foregoing, no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer would be obligated to make such payment or withholding if a payment in respect of the Securities was then due. Prior to the publication or, where relevant, mailing of any notice of redemption of the Securities pursuant to the foregoing, the Issuer will deliver to the Trustee an Opinion of Counsel to the effect that the circumstances referred to above exist. The trustee shall accept such opinion as sufficient evidence of the satisfaction of the conditions precedent described above, in which event it shall be conclusive and binding on the Holders.

     The Indenture provides that, subject to certain conditions, upon the occurrence of a Change of Control, each Holder shall have the right to require that the Issuer repurchase such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

     [If not a Global Security: In the event of redemption or purchase pursuant to an Offer to Purchase of this Security in part only, a new Security or Securities of like tenor for the unredeemed or unpurchased portion hereof will be issued in the name of the Holder hereof upon the cancelation hereof.]

     In the event of a deposit or withdrawal of a beneficial interest in this Security (including upon an exchange, transfer, redemption or repurchase of this Security in part only) effected in accordance with the Applicable Procedures, the Security Registrar, upon receipt of notice of such event from the Depositary's custodian for this Security, shall make an adjustment on its records to reflect an increase or decrease of the outstanding principal amount of this Security resulting from such deposit or withdrawal, as the case may be, and shall instruct the Book-Entry Depositary to make a similar notation in its book-entry system to the corresponding Depositary Interest.

     If an Event of Default shall occur and be continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof with the consent of the holders of a majority in principal amount of the Securities then outstanding (including consents obtained in connection with a purchase of, or a tender offer or exchange for, the Securities). In addition, any past default or compliance with any provisions may also be waived with the consent of the holders of a majority in principal amount of the Securities then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities).

     The Indenture contains provisions for defeasance at any time of (i) the entire indebtedness of this Security, or (ii) certain restrictive covenants with respect to this Security, in each case upon compliance with certain conditions set forth therein.

     Unless the context otherwise requires, the Initial Securities, the Exchange Securities and the Private Exchange Securities shall constitute one series for all purposes under the Indenture, including without limitation, amendments, waivers, and redemptions.

     [If this Security is not a Global Security issued in bearer form, then insert: As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Issuer in the Borough of Manhattan, the City of New York, New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the issuer and the Security Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and like tenor and for the same aggregate principal amount, will be issued to the designated transferee or transferees.]

     The Global Securities are issuable only in bearer form without coupons in denominations of $1,000 and any integral multiple thereof. Definitive Securities shall be integral multiple thereof. Definitive Securities shall be issuable in registered form without interest coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like tenor and aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

     The bearer of this Security shall be treated as the owner of this Security for all purposes.

     No service charge shall be made for any such registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     [If this Security is not a global Security issued in bearer form, insert:
Prior to due presentment of this Security for registration of transfer, the Issuer, the Guarantor, the Trustee and any agent of the Issuer, the Guarantor, or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Issuer, the Guarantor, the Trustee nor any such agent shall be affected by notice to the contrary.]

     Interest on this Security shall be computed on the basis of a 360-day year of twelve 30-day months; Special Interest shall be computed on the basis of a 360-day year and the number of days actually elapsed.

     All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

             SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

     The following increases or decreases in this Global Security have been made:

Date of     Amount of decrease   Amount of increase  Principal amount    Signature of
Exchange    in Principal         in Principal        of this Global      authorized officer
            Amount of this       Amount of this      Security following  of Trustee or
            Global Security      Global Security     such decrease or    Securities
                                                     increase            Custodian
--------    ------------------   ------------------  ------------------  ------------------


                       OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have this Security purchased by the Issuer pursuant to Section 4.06 or 4.09 of the Indenture, check the box:

                                      [  ]

     If you want to elect to have only a part of this Security purchased by the Issuer pursuant to Section _____________ of the Indenture, state the amount $_____________

Dated:                Your Signature:
      --------------                 ---------------------------------
                                    (Sign exactly as name appears on the
                                     other side of this Security)

Signature Guarantee:
                        ----------------------------------------------
                        Notice: Signature(s) must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Security Registrar which requirements will include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Trustee in addition to, or in substitution for STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

     SECTION 14.04. Form of Trustee's Certificate of Authentication. This is one of the Securities referred to in the within-mentioned Indenture.

Dated:                             IBJ SCHRODER BANK & TRUST COMPANY
                                   as Trustee

                                   by
                                      ----------------------------
                                      Authorized Signatory

     IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                            OCTEL DEVELOPMENTS PLC.

                              by /s/ GRAHAM M. LEATHES
                                 ------------------------
                                 Name:  Graham M. Leathes
                                 Title: Company Secretary

                            OCTEL CORP.

                              by /s/ GRAHAM M. LEATHES
                                 ------------------------
                                 Name:  Graham M. Leathes
                                 Title: Secretary

                            IBJ SCHRODER BANK & TRUST

                              by
                                 -----------------------
                                 Name:
                                 Title:

     IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.



                                   OCTEL DEVELOPMENTS PLC,


                                     by

                                        -------------------------------
                                        Name:
                                        Title:

                                   OCTEL CORP.,

                                     by

                                        -------------------------------
                                        Name:
                                        Title:

                                   IBJ SCHRODER BANK & TRUST
                                   COMPANY,  as Trustee,

                                     by

                                        /s/ STEPHEN J. GIURLANDO
                                        -------------------------------
                                        Name:  STEPHEN J. GIURLANDO
                                        Title: ASSISTANT VICE PRESIDENT

                                         ANNEX A -- Form of
                                         Regulation S Certificate


                            REGULATION S CERTIFICATE


            (For transfers pursuant to section 2.13(b)(i) and (iii)
                               of the Indenture)



IBJ Schroder Bank & Trust Company,
  as Trustee
One State Street
New York, NY 10004


     Re:  10% Senior Notes due 2006 of
          Octel Developments PLC (the "Securities")


     Reference is made to the Indenture, dated as of May 5, 1998 (the "Indenture"), among Octel Developments PLC (the "Issuer"), Octel Corp. (the "Guarantor") and IBJ Schroder Bank & Trust company, as Trustee. Terms used herein and defined in the Indenture or in Regulation S or Rule 144 under the U.S. Securities Act of 1933, as amended (the "Securities Act") are used herein as so defined.


     This certificate relates to U.S. $_________________ principal amount of Securities, which are evidenced by the following certificate(s) (the "Specified Securities"):


          CUSIP No(s). _______________________________________

          CERTIFICATE No(s). _________________________________

The person in whose name this certificate is executed below (the "Undersigned") hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities or (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the "Owner". If the Specified Securities are represented by a Global Security, they are held through the Book-Entry Depositary who issued a Depositary Interest to the Depositary (or its nominee) who holds such interest in the name of the Undersigned. If the Specified Securities are not represented by a Global Security, they are registered in the name of the Undersigned, as or on behalf of the Owner.

     The Owner has requested that the Specified Securities be transferred to a person (the "Transferee") who will take delivery in the form of a Regulation S Security. In connection with such transfer, the Owner hereby certifies that, unless such transfer is being effected pursuant to an effective registration statement under the Securities Act, it is being effected in accordance with Rule 904 or Rule 144 under the Securities Act and with all applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the Owner hereby further certifies as follows:

          (1) Rule 904 Transfers. If the transfer is being effected in accordance with Rule 904:

               (A) the Owner is not a distributor of the Securities, an affiliate of the Issuer or any such distributor or a person acting on behalf of any of the foregoing;

               (B) the offer of the Specified Securities was not made to a person in the United States;

               (C)  either:

                    (i) at the time the buy order was originated, the Transferee was outside the United States or the Owner and any person acting on its behalf reasonably believed that the Transferee was outside the United States, or

                    (ii) the transaction is being executed in, on or through the facilities of the Eurobond market, as regulated by the Association of International Bond Dealers, or another designated offshore securities market and neither the Owner nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States;

               (D) no directed selling efforts have been made in the United States by or on behalf of the Owner or any affiliate thereof;

               (E) if the Owner is a dealer in securities or has received a selling concession, fee or other remuneration in respect of the Specified Securities, and the transfer is to occur during the Restricted Period, then the requirements of Rule 904(c)(1) have been satisfied; and

               (F) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

          (2) Rule 144 Transfers. If the transfer is being effected pursuant to Rule 144:

               (A) the transfer is occurring after a holding period of at least one year (computed in accordance with paragraph (d) of Rule 144) has elapsed since the Specified Securities were last acquired from the Issuer or from an affiliate of the Issuer, whichever is later, and is being effected in accordance with the applicable amount, manner of sale and notice requirements of Rule 144; or

               (B) the transfer is occurring after a holding period of at least two years (computed in accordance with paragraph (d) of Rule 144) has elapsed since the Specified Securities were last acquired from the Issuer or from an affiliate of the Issuer, whichever is later, and the Owner is not, and during the preceding three months has not been, an affiliate of the Issuer.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and the Purchasers.

Dated:                                    ___________________________________
                                          (Print the name of the Undersigned, as
                                          such term is defined in the second
                                          paragraph of this certificate.)


                                          by:________________________________
                                             Name:
                                             Title:

                                          (If the Undersigned is a corporation,
                                          partnership or fiduciary, the title of
                                          the person signing on behalf of the
                                          Undersigned must be stated.)

                                               ANNEX B -- Form of Restricted
                                                          Securities Certificate




                       RESTRICTED SECURITIES CERTIFICATE

  (For transfers pursuant to Section 2.13(b) (ii) and (iii) of the Indenture)



IBJ Schroder Bank & Trust Company,
  as Trustee
One State Street
New York, NY 10004

     Re:  10% Senior Notes due 2006 of
          Octel Developments PLC (the "Securities")

     Reference is made to the Indenture, dates as of May 5, 1998 (the "Indenture"), among Octel Developments PLC (the "Issuer"), Octel Corp. (the "Guarantor") and IBJ Schroder Bank & Trust Company, as Trustee. Terms used herein and defined in the indenture or in Regulation S or Rule 144 under the U.S. Securities Act of 1933, as amended (the "Securities Act") are used herein as so defined.

     This certificate relates to U.S. $____________ principal amount of Securities, which are evidenced by the following certificate(s) (the "Specified Securities"):


          CUSIP No(s). ___________________________________

          CERTIFICATE No(s). _____________________________


The person in whose name this certificate is executed below (the "Undersigned") hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities or (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the "Owner". If the Specified Securities are represented by a Global Security, they are held through the Book-Entry Depositary who issued a Depositary Interest to the Depositary (or its nominee) who holds such interest in the name of the Undersigned. If the Specified Securities are not represented by a Global Security, they are registered in the name of the Undersigned, as or on behalf of the Owner.

     The Owner has requested that the Specified Securities be transferred to a person (the "Transferee") who will take delivery in the form of a Restricted Security. In connection with such transfer, the Owner hereby certifies that, unless such transfer is being effected pursuant to an effective registration statement under the Securities Act, it is being effected in accordance with Rule 144A or Rule 144 under the Securities Act and all applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the Owner hereby further certifies as follows:

          (1) Rule 144A Transfer. If the transfer is being effected in accordance with Rule 144A:

                (A) the Specified Securities are being transferred to a person that the Owner and any person acting on its behalf reasonably believe is a "qualified institutional buyer" within the meaning of Rule 144A, acquiring for its own account or for the account of a qualified institutional buyer; and

                (B) the Owner and any person acting on its behalf have taken reasonable steps to ensure that the Transferee is aware that the Owner may be relying on Rule 144A in connection with the transfer; and

         (2) Rule 144 Transfers. If the transfer is being effected pursuant to Rule 144:

                (A) the transfer is occurring after a holding period of at least one year (computed in accordance with paragraph (d) of Rule 144) has elapsed since the Specified Securities were last acquired from the Issuer or from an affiliate of the Issuer, whichever is later, and is being effected in accordance with the applicable amount, manner of sale and notice requirements of Rule 144; or

                (B) the transfer is occurring after a holding period of at least two years (computed in accordance with paragraph (d) of Rule
          144) has elapsed since the Specified Securities were last acquired from the Issuer or from an affiliate of the Issuer, whichever is later, and the Owner is not, and during the preceding three months has not been, an affiliate of the Issuer.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and the Purchasers.




Dated:                             ______________________________________
                                   (Print the name of the Undersigned, as
                                   such term is defined in the second
                                   paragraph of this certificate.)




                                   by: ________________________
                                       Name:
                                       Title:

                                   (If the Undersigned is a corporation,
                                   partnership or fiduciary, the title of
                                   the person signing on behalf of the
                                   Undersigned must be stated.)

                                                  ANNEX C-- Form of Unrestricted
                                                  Securities Certificates


                      UNRESTRICTED SECURITIES CERTIFICATE

      (For removal of Securities Act Legends pursuant to Section 2.13(c))


IBJ Schroder Bank & Trust Company,
  as Trustee
One State Street
New York, NY 10004

     Re:  10% Senior Notes due 2006 of
          Octel Development PLC (the "Securities")

     Reference is made to the Indenture, dated as of May 5, 1998 (the "Indenture"), among Octel Developments PLC (the "Issuer"), Octel Corp. (the "Guarantor") and IBJ Schroder Bank & Trust Company, as Trustee. Terms used herein and defined in the Indenture or in Regulation S or Rule 144 under the U.S. Securities Act of 1933, as amended (the "Securities Act") are used herein as so defined.

     This certificate related to U.S. $__________ principal amount of Securities, which are evidenced by the following certificate(s) (the "Specified Securities"):

     CUSIP No(s). _______________

     CERTIFICATE No(s). _______________

     The person in whose name this certificate is executed below (the "Undersigned") hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities or (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the "Owner". If the Specified Securities are represented by a Global Security, they are held through the Book-Entry Depositary who issued a Depositary Interest to the Depositary (or its nominee) who holds such interest in the name of the Undersigned, as or on behalf of the Owner. If the Specified Securities are not represented by a Global Security, they are registered in the name of the Undersigned, as or on behalf of the Owner.

                                                                       EXHIBIT A

           [FACE OF EXCHANGE SECURITY OR PRIVATE EXCHANGE SECURITY]
*
**

                           OCTEL DEVELOPMENTS PLC
                         10% SENIOR NOTES DUE 2006

                                                             CUSIP NO.__________
                                                             ISIN NO.___________

No.______                                                       $_______________

Octel Developments PLC, a company organized under the laws of England and Wales (herein called the "Issuer", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to the bearer hereof, the principal sum of __________________________ (which principal amount may from time to time be increased or decreased to such other principal amounts by adjustments made on the records of the Trustee hereinafter referred to in accordance with the Indenture) on May 1, 2006, and to pay interest thereon from May 5, 1998 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on May 1 and November 1 in each year, commencing November 1, 1998 at the rate of 10% per annum, until the principal hereof is paid or made available for payment; provided, however, that in the event that (i) by the 60th day after the Issue Date, neither the Exchange Offer Registration Statement nor the Shelf Registration Statement has been filed with the Commission; (ii) by the 180th day after the date of the Issue Date, the Registered Exchange Offer is not consummated; (iii) by the 45th day after the Issuer is obligated to file the Shelf Registration Statement such filing has not occurred; (iv) by the 90th day after the Issuer becomes obligated to file a Shelf Registration Statement such Shelf Registration Statement has not been declared effective by the Commission or (v) after either the Exchange Offer Registration Statement or the Shelf Registration Statement is declared effective, such Registration Statement thereafter ceases to be effective or useable for its intended purposes without being succeeded immediately by a post-effective amendment to such Registration Statement that cures such failure and that is itself declared effective immediately (each such event referred to in

________________

     *. If the Security is to be issued in global form add the Global Securities legend from Section 14.02 of the Indenture.

     **. If the Security is a Private Exchange Security issued in a Private Exchange to an Initial Purchaser holding an unsold portion of its initial allotment, add the Restricted Securities legend from Section 14.02 of the Indenture.

clauses (i) through (v), a "Registration Defaults" and each period during which a Registration Default has occurred and is continuing, a "Registration Default Period"), then, as liquidated damages for such Registration default, special interest ("Special Interest"), in addition to the rate of interest per annum shown above, shall accrue at a per annum rate of 0.25% for the first 90 days of the Registration Default Period, at a per annum rate of 0.50% for the second 90 days of the Registration Default Period, at a per annum rate of 0.75% for the third 90 days of the Registration Default Period and at a per annum rate of 1.0% thereafter for the remaining portion of the Registration Default Period; provided that the Issuer shall in no event be required to pay Special Interest for more than one Registration Default at any given time. The Special Interest shall be payable in cash on the regular interest dates with respect to the Securities. Any accrued and unpaid interest (including Special Interest) on this Security upon the issuance of an Exchange Security in exchange for this Security shall cease to be payable to the Holder hereof but such accrued and unpaid interest (including Special Interest) shall be payable on the next Interest Payment Date for such Exchange Security to the Holder thereof. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the bearer hereof on the Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Interest Payment Date and may either be paid to the bearer hereof on the Special Payment Date or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

     All payments made by or on behalf of the Issuer on or with respect to the Securities (whether or not in the form of Definitive Notes), and all payments made by or on behalf of Parent under or with respect to the Parent Guaranty will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (collectively, "Taxes") imposed or levied by or on behalf of the United Kingdom (or the jurisdiction of incorporation of any Successor Company of either) or any political subdivision thereof or any authority having power to tax therein (each a "Tax Authority"), unless the withholding or deduction of such Taxes is then required by law. If any deduction or withholding for, or on account of, any Taxes of any Tax Authority shall at any time be required on any payments made by the Issuer (or Successor Company) on or with respect to the Securities or by Parent (or Successor Company) under or with respect to the Parent Guaranty, including payments of principal, redemption price, interest, additional interest or premium, the

Issuer or Parent, as the case may be, will pay such additional amounts (the "Additional Amounts") as may be necessary in order that the net amounts received in respect of such payments by the Holders of the Securities (including Additional Amounts) or the Trustee, as the case may be, after such withholding or deduction, equal the respective amounts which would have been received in respect of such payments in the absence of such withholding or deduction; except that no such Additional Amounts will be payable with respect to:

          (i) in the case of Securities listed on a Recognized Stock Exchange at the time such Additional Amounts would be payable, any payments on a Security held by or on behalf of a Holder or a beneficial owner who is liable for such Taxes in respect of such Security by reason of the Holder or beneficial owner having some connection with the United Kingdom or the jurisdiction of incorporation of any Successor Company (including being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, the United Kingdom or the jurisdiction of incorporation of any Successor Company) other than by the mere holding of such Security or enforcement of rights thereunder or the receipt of payments in respect thereof;

          (ii) in the case of Securities listed on a Recognized Stock Exchange at the time such Additional Amounts would be payable, any Taxes that are imposed or withheld as a result of a change in law after the Issue Date where such withholding or imposition is by reason of the failure of the Holder or beneficial owner of the Security to comply with any reasonable request by the Issuer to provide information concerning the nationality, residence or identity of such Holder or beneficial owner or to make any declaration or similar claim or satisfy any information or reporting requirement, (A) if such compliance is required or imposed by a statute, treaty, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of such Taxes, (B) such Holder may legally comply with such requirements and (C) at least 30 days prior to the date on which the Issuer shall apply this clause (ii), the Issuer shall have notified such Holders of such requirements;

          (iii) except in the case of the winding up of the Issuer, any Security presented for payment (where presentation is required) in the United Kingdom or the jurisdiction of incorporation of any Successor Company (unless presentment could not have been made elsewhere); or

          (iv) any Security presented for payment (where Securities are in the form of Definitive Notes and presentation is required) more than 30 days after the relevant payment is first made available for payment to the Holder (except to the extent that the Holder would have been entitled to Additional Amounts had the Security been presented on any day (including the last day) within such 30 day period).

     Such Additional Amounts will also not be payable where, had the beneficial owner of the Security been the Holder of the Security, it would not have been entitled to payment of Additional Amounts by reason of any of clauses (i) to
(iv) inclusive above.

     Where required by applicable law, the Issuer, Parent or any Paying Agent, as the case may be, will also (i) make any required withholding or deduction in respect of any Taxes and (ii) remit the full amount deducted or withheld to the relevant Tax Authority in accordance with applicable law. The Issuer or Parent, as the case may be, will furnish or cause to be furnished to the Trustee, within 30 days after the date of the payment of any Taxes due pursuant to applicable law, certified copies of tax receipts satisfactory to the Trustee evidencing such payment by the Issuer or Parent, as the case may be. Copies of such receipts will be made available to Holders of Notes that are outstanding on the date of such withholding or deduction for or on account of Taxes upon request. Further, the Issuer or Parent, as the case may be, will indemnify and hold harmless each Holder of Notes (other than a Holder described in clauses
(i) - (iv) of paragraph (a) above) and upon written request will promptly reimburse each such Holder for the amount of (1) any Taxes levied or imposed and paid by such Holder as a result of payments made on or with respect to the Notes or under or with respect to the Parent Guarantee, (2) any liability (including penalties, interest and expenses) arising therefrom or with respect thereto and (3) any Taxes imposed with respect to any reimbursement under (1) or (2), but excluding any Taxes based on a Holder's net income.

     Whenever in the Indenture or under the Securities there is mentioned, in any context, (i) the payment of principal, (ii) purchase prices in connection with a purchase of Securities, (iii) interest or (iv) any other amount payable on or with respect to any of the Securities, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this Section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

     The Issuer or Parent, as the case may be, will pay any present or future stamp, court or documentary taxes, or any other excise or property taxes, charges or similar levies which arise in any jurisdiction from the execution, delivery or registration of the Securities, the Parent Guaranty or any other document or instrument referred to therein, or the receipt of any payments on or with respect to the Securities or under or with respect to the Parent Guaranty, excluding any such taxes, charges or similar levies imposed by any jurisdiciton outside of the United Kingdom, the United States of America or any jurisdiction in which a Paying Agent is located, other than those resulting from, or required to be paid in connection with, the enforcement of the Securities or any other such document or instrument following the occurrence of any Event of Default with respect to the Securities.

     The Issuer shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in the Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with the Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of the Indenture.

     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

Dated:


                                             OCTEL DEVELOPMENTS PLC

                                               by
                                                  -----------------------------
                                                  Name:
                                                  Title:


                                               by
                                                  -----------------------------
                                                  Name:
                                                  Title:

            [REVERSE SIDE OF EXCHANGE NOTE OR PRIVATE EXCHANGE NOTE]

                             OCTEL DEVELOPMENTS PLC
                           10% Senior Notes due 2006

     This Security is one of a duly authorized issue of Securities of the Issuer designated as its 10% Senior Notes due 2006 (the "Securities") issued under an Indenture, dated as of May 5, 1998 (herein called the "Indenture"), among the Issuer, Octel Corp., as a guarantor (the "Guarantor") and IBJ Schroder Bank & Trust Company, as trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture). Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Guarantor, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

     The Securities are subject to redemption upon not less than 30 nor more than 60 days' notice by mail to each Holder of Securities to be redeemed at such Holder's registered address, in amounts of $1,000 or an integral multiple of $1,000, at any time on or after May 1, 2002 and prior to maturity, as a whole or in part, at the election of the Issuer, at the following Redemption Prices (expressed as percentages of the principal amount) plus accrued interest to the Redemption Date (subject to the right of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date, if redeemed during the 12-month period commencing May 1, of each of the years indicated below:

                                                   REDEMPTION
                        YEAR                         PRICE
                        ----                       ----------
                        2002                        105.000%
                        2003                        103.333%
                        2004                        101.667%
                      2005 and
                     thereafter                     100.000%

     In addition, at any time prior to May 1, 2002, the Securities will be redeemable, in whole or from time to time in part, at the option of the Issuer on any date, upon not less than 30 nor more than 60 days' prior notice, at a redemption price equal to the greater if (i) 100% of the principal amount of the Securities to be redeemed and (ii) the sum of the present values of (A) the redemption price of such Security at May 1, 2002 (as set forth in the table above), and (B) the remaining scheduled payments of interest thereon to May 1, 2002 (exclusive of interest accrued to such redemption date) discounted to such redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, plus, in either case, accrued and unpaid interest on the principal amount being redeemed to such redemption date; provided that installments of interest on Securities which are due and payable on an interest payment date falling on or prior to the relevant redemption date shall be payable to the Holders of such Securities at the close of business on the relevant regular record date according to their terms and the provisions of the Indenture.

     The Indenture requires the Issuer to provide for the retirement, by redemption, of $37.5 million principal amount of the Securities on each of May 1, 2003, May 1, 2004 and May 1, 2005, in each case at a redemption price equal to 100% of the principal amount thereof, plus accrued interest to the redemption date. The Issuer may, at its option, receive credits against such mandatory redemptions for the principal amount of Securities acquired or redeemed (other than through this mandatory redemption provision) by the Issuer and surrendered to the Trustee for cancelation.

     The Securities may be redeemed, at the option of the Issuer, in whole but not in part, at any time upon giving not less then 30 nor more than 60 days' notice to the Holders (which notice shall be irrevocable), at a redemption price equal to the principal amount thereof, together with accrued and unpaid interest, if any, to the date fixed by the Issuer for redemption (a "Tax Redemption Date") and all Additional Amounts, if any, then due and which will become due on the Tax Redemption Date as a result of the redemption or otherwise, if the Issuer determines that, as a result of (i) any change in, or amendment to, the laws or treaties (or any regulations, protocols or rulings promulgated thereunder) of the United Kingdom (or any political subdivision or taxing authority of the United Kingdom) affecting taxation which change or amendment becomes effective on or after the Issue Date, (ii) any change in position regarding the application, administration or interpretation of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction), which change, amendment, application or interpretation becomes effective on or after the Issue Date or (iii) the issuance of Definitive Securities due to (A) DTC being at any time unwilling or unable to continue as or ceasing to be a clearing agency registered under the Exchange Act, and a successor to DTC registered as a clearing agency under the Exchange Act is not able to be appointed by the Issuer within 90 days or (B) the Book-Entry Depositary being at any time unwilling or unable to continue as a book-entry depositary and a successor Book-Entry Depositary is not able to be appointed by the Issuer within 90 days, the Issuer is or on the next interest payment date the Issuer would be, required to pay Additional Amounts, and the Issuer determines that such payment obligation cannot be avoided by the Issuer taking reasonable measures. Notwithstanding the foregoing, no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer would be obligated to make such payment or withholding if a payment in respect of the Securities was then due. Prior to the publication or, where relevant, mailing of any notice of redemption of the Securities pursuant to the foregoing, the Issuer will deliver to the Trustee an Opinion of Counsel to the effect that the circumstances referred to above exist. The Trustee shall accept such opinion as sufficient evidence of the satisfaction of the conditions precedent described above, in which event it shall be conclusive and binding on the Holders.

     The Indenture provides that, subject to certain conditions, upon the occurrence of a Change of Control, each Holder shall have the right to require that the Issuer repurchase such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

     In the event of a deposit or withdrawal of a beneficial interest in; this Security (including upon an exchange, transfer, redemption or repurchase of this Security in part only) effected in accordance with the Applicable Procedures, the Security Registrar, upon receipt of notice of such event from the Depositary's custodian for this Security, shall make an adjustment on its records to reflect an increase or decrease of the outstanding principal amount of this Security resulting from such deposit or withdrawal, as the case may be, and shall instruct the Book-Entry Depositary to make a similar notation in its book-entry system to the corresponding Depositary Interest.

     If an Event of Default shall occur and be continuing the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof with the consent of the holders of a majority in principal amount of the Securities then outstanding (including consents obtained in connection with a purchase of, or a tender offer or exchange for, the Securities). In addition, any past default or compliance with any provisions may also be waived with the consent of the holders of a majority in principal amount of the Securities then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities).

     The Indenture contains provisions for defeasance at any time of (i) the entire indebtedness of this Security, or (ii) certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth therein.

     Unless the context otherwise requires, the Initial Securities, the Exchange Securities and the Private Exchange Securities shall constitute one series for all purposes under the Indenture, including without limitation, amendments, waivers and redemptions.

     The Global Securities are issuable only in bearer form without coupons in denominations of $1,000 and any integral multiple thereof. Definitive Securities shall be issuable in registered form without interest coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like tenor and aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

     The bearer of this Security shall be treated as the owner of this Security for all purposes.

     No service charge shall be made for any such registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Interest on this Security shall be computed on the basis of a 360-day year of twelve 30-day months; Special Interest shall be computed on the basis of a 360-day year, as the case may be, and the number of days actually elapsed.

     All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

             SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

     The following increases or decreases in this Global Security have been made:


                                                                 Principal amount          Signature of
               Amount of decrease       Amount of increase       of this Global            authorized officer
               in Principal             in Principal             Security following        of Trustee or
Date of        Amount of this           Amount of this           such decrease or          Securities
Exchange       Global Security          Global Security          increase                  Custodian
--------       ------------------       ------------------       -------------------       -------------------


                       OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have this Security purchased by the Issuer pursuant to Section 4.06 or 4.09 of the Indenture, check the box:

                                      [  ]

     If you want to elect to have only a part of this Security purchased by the Issuer pursuant to Section ____________ of the Indenture, state the amount:
$___________

Dated:______________________  Your Signature:___________________________________
                              (Sign exactly as name appears
                              on the other side of this Security)

Signature Guarantee:____________________________________________________________
                    Notice: Signature(s) must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Security Registrar which requirements will include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Trustee in addition to, or in substitution for STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

     This is one of the Securities referred to in the within-mentioned
     Indenture.


     Dated:

                                           IBJ SCHRODER BANK & TRUST COMPANY,
                                           As Trustee



                                           by ______________________________
                                              Authorized Signatory



                                      E-13